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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-219554

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)

5.25% Fixed-to-Floating Rate Subordinated Notes due May 15, 2030	$150,000,000	100%	$150,000,000	$19,470

(1)
This filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

  PROSPECTUS SUPPLEMENT
  (to Prospectus dated July 28, 2017)

  $150,000,000

5.25% Fixed-to-Floating Rate Subordinated Notes due 2030

We are offering $150,000,000 aggregate principal amount of 5.25% Fixed-to-Floating Rate Subordinated Notes due 2030 (the "subordinated notes"). The subordinated notes will mature on May 15, 2030. From and including the date of original issuance to, but excluding, May 15, 2025, or the date of early redemption, the subordinated notes will bear interest at a fixed rate of 5.25% per annum, payable semiannually in arrears on May 15 and November 15 of each year, commencing on November 15, 2020. From and including May 15, 2025, to, but excluding the maturity date or the date of early redemption, the subordinated notes will bear interest at a floating rate per annum equal to a benchmark rate (which is expected to be Three-Month Term SOFR (as defined herein)) plus a spread of 509 basis points, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on August 15, 2025. Notwithstanding the foregoing, in the event that the benchmark rate is less than zero, then the benchmark rate shall be deemed to be zero.

We may, at our option, redeem the subordinated notes (i) in whole or in part beginning with the interest payment date of May 15, 2025, and on any interest payment date thereafter or (ii) in whole but not in part upon the occurrence of a "Tax Event," a "Tier 2 Capital Event" or First Financial Bancorp. becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended (the "1940 Act"). The redemption price for any redemption is 100% of the principal amount of the subordinated notes, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any early redemption of the subordinated notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System to the extent then required under applicable laws or regulations, including capital regulations.

There is no sinking fund for the subordinated notes. The subordinated notes will rank junior to all of our existing and future senior indebtedness. In addition, the subordinated notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The subordinated notes will be structurally subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our bank subsidiary, First Financial Bank. The subordinated notes will be equal in right of payment with any of our existing and future subordinated indebtedness, including our 5.125% subordinated notes due 2025. The subordinated notes will be obligations of First Financial Bancorp. only and will not be obligations of, and will not be guaranteed by, any of our subsidiaries. For a more detailed description of the subordinated notes, see "Description of Subordinated Notes."

The subordinated notes will not be listed on any national securities exchange or quoted on a quotation system. Currently, there is no public market for the subordinated notes.

	Per Note	Total
Public Offering Price(1)	100.0%	$150,000,000
Underwriting discounts and commissions(2)	1.0%	$ 1,500,000
Proceeds, before expenses, to us	99.0%	$148,500,000

(1)
Plus accrued interest, if any, from April 30, 2020, to the date of delivery.

(2)
We will also reimburse the underwriter for certain expenses incurred in this offering. See "Underwriting" in this prospectus supplement for details.

The underwriter expects to deliver the subordinated notes to investors in book-entry only form on or about April 30, 2020, which is the fourth business day following the date of pricing the subordinated notes (such settlement being referred to as "T+4"). See "Underwriting" beginning on page S-50 of this prospectus supplement for details.

Investing in the subordinated notes involves certain risks, including that the interest rate on the subordinated notes during the floating rate period may be determined based on a rate other than Three-Month Term SOFR. Please read "Risk Factors" beginning on page S-9 of this prospectus supplement, on page 4 of the accompanying prospectus and beginning on page 11 of our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein, and carefully consider that information before investing in the subordinated notes.

The subordinated notes are not savings accounts, deposits or other obligations of First Financial Bank or any nonbank subsidiaries. The subordinated notes are not insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC"), or any other government agency or public or private insurer. Neither the Securities and Exchange Commission, any state securities commission, the FDIC, the Board of Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Sole Book-Running Manager

Keefe, Bruyette & Woods
                        A Stifel Company

The date of this prospectus supplement is April 24, 2020.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is comprised of two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the information set forth in this prospectus supplement differs in any way from the information in the accompanying prospectus, you should rely on the information in this prospectus supplement. If the information set forth in this prospectus supplement conflicts with any statement in a document we have incorporated by reference, then you should consider only the statement in the more recent document.

        The accompanying prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell debt securities, including the subordinated debt securities offered hereby, preferred shares, depositary shares, common stock, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings.

        It is important that you read and consider all of the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC related to this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in "Incorporation of Certain Documents by Reference" on page S-iii of this prospectus supplement and "Where You Can Find More Information" on page 3 of the accompanying prospectus.

        We have not, and the underwriter has not, authorized any other person to provide you with any information other than the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus we may authorize to be delivered to you and the documents incorporated by reference herein and therein. Neither we nor the underwriter take responsibility for, or provide any assurance as to the reliability of, any different or additional information. This prospectus supplement, the accompanying prospectus and any free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein or any free writing prospectus prepared by us is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus supplement and any sale of the subordinated notes. Our business, financial condition, results of operations and prospects may have changed since that date.

        The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is not investment, legal or tax advice. You should consult your own legal counsel, accountants and other advisers for legal, tax, business, financial and related advice before investing in the subordinated notes.

        The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus and the offering of the subordinated notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any free writing prospectus come should inform themselves about and observe any such restrictions.

        In this prospectus supplement, references to "First Financial," the "Company," "we," "our" and "us" and similar terms mean First Financial Bancorp. and its subsidiaries, unless the context otherwise requires.

S-ii

 EXTENDED SETTLEMENT

        We expect that delivery of the subordinated notes will be made against payment therefor on or about April 30, 2020, which will be the fourth business day following the date of pricing of the subordinated notes, or "T+4." Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the subordinated notes on the date of pricing or the next business day will be required, by virtue of the fact that the subordinated notes initially settle in T+4, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the subordinated notes who wish to trade the subordinated notes prior to their date of delivery hereunder should consult their advisors.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC's website at www.sec.gov and on the investor relations page of our website at www.bankatfirst.com. Except for those SEC filings incorporated by reference in this prospectus supplement, the contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference in this prospectus of the information contained at that website.

        In this prospectus supplement and the accompanying prospectus, as permitted by law, we "incorporate by reference" information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement and the accompanying prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and the accompanying prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the following documents listed below:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 21, 2020;
  •
  our Current Report on Form 8-K filed with the SEC on February 28, 2020 and April 24, 2020; and;
  •
  our definitive Proxy Statement on Schedule 14A for the 2020 Annual Meeting of Shareholders, filed with the SEC on April 16, 2020 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019).

        In addition, all reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and the accompanying prospectus until we complete the offering of the subordinated notes offered by this prospectus supplement (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless we specifically state in such Current Report that such information is to be considered "filed" under the Exchange Act or we incorporate it by reference into a filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act) will be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.

        Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent

S-iii

that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

        We will provide to each person to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus. You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

First Financial Bancorp
255 East Fifth Street
Suite 700
Cincinnati, Ohio 45202
Attention: Investor Relations
(877) 322-9530

        In addition, these filings are available on our website at www.bankatfirst.com. Please note that this website address is for textual reference only and the information on our website is not a part of, and is not incorporated into, this prospectus or any applicable prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein may contain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements orally or in writing to investors, analysts, members of the media or others. Forward-looking statements reflect our current expectations, estimates or projections concerning future results or events. In some cases, you can identify these statements by forward-looking words such as "may," "might," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue," the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions (some of which are beyond our control and ability to predict), may include projections of our future financial performance, future expenses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in our business or financial results. These statements are not guarantees of future performance and are only predictions based on our current expectations and projections about future events. Undue reliance should not be placed on forward-looking statements. Among the important factors that could cause the Company's actual financial condition and results of operations, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements are the factors disclosed under "Risk Factors" in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 21, 2020, as such factors may be updated from time to time in our periodic filings with the SEC, as well as the other information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. Forward-looking statements speak only as of the date on which such statements are made. Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

        While no list of assumptions, risks, or uncertainties could be complete, some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements include:

  •
  the adverse impact on the U.S. economy, including the markets in which we operate, of the novel coronavirus, which causes the Coronavirus disease 2019 ("COVID-19"), global pandemic, and the

S-iv

    impact of a slowing U.S. economy and increased unemployment on the performance of our loan and lease portfolio, the market value of our investment securities, the availability of sources of funding and the demand for our products;

  •
  the impact of adverse conditions in the economy and financial markets on the performance of our loan and lease portfolio and demand for our products and services
  •
  changes in accounting standards or policies, including Accounting Standards Update (ASU) 2016-13, Financial Instruments—Credit Losses (CECL);
  •
  increases in non-performing assets, which may require the Company to increase the allowance for credit losses, charge off loans and leases and incur elevated collection and carrying costs related to such non-performing assets;
  •
  investment securities gains and losses, including other-than-temporary declines in the value of securities which may result in charges to earnings;
  •
  the effects of market interest rates, and the relative balances of interest rate-sensitive assets to interest rate-sensitive liabilities, on net interest margin and net interest income;
  •
  the planned phasing out of London interbank offered rate, or LIBOR, as a benchmark reference rate;
  •
  the effects of changes in interest rates on demand for our products and services;
  •
  the effects of changes in interest rates or disruptions in liquidity markets on our sources of funding;
  •
  the effects of the extensive level of regulation and supervision to which we are subject;
  •
  the effects of the significant amounts of time and expense associated with regulatory compliance and risk management;
  •
  the potential for negative consequences from regulatory violations, investigations and examinations, or failure to comply with the Bank Secrecy Act of 1970, the USA PATRIOT Act of 2001 and related anti-money laundering requirements, including potential supervisory actions, the assessment of fines and penalties, the imposition of sanctions and the need to undertake remedial actions;
  •
  the continuing impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on the Company's business and results of operations;
  •
  the effects of, and uncertainty surrounding, new legislation, changes in regulation and government policy, which could result in significant changes in banking and financial services regulation;
  •
  the effects of actions by the federal government, including those of the Board of Governors of the Federal Reserve System (the "Federal Reserve") and other government agencies, that impact money supply and market interest rates;
  •
  the effects of changes in U.S. federal, state or local tax laws;
  •
  the effects of negative publicity on the Company's reputation;
  •
  the effects of adverse outcomes in litigation and governmental or administrative proceedings;
  •
  the potential to incur losses in connection with repurchase and indemnification payments related to sold loans;
  •
  our ability to achieve our growth plans;
  •
  completed and potential acquisitions may affect costs and we may not be able to successfully integrate the acquired business or realize the anticipated benefits from such acquisitions;
  •
  the effects of competition on deposit rates and growth, loan rates and growth and net interest margin;
  •
  our ability to manage the level of non-interest expenses, including salaries and employee benefits expenses, operating risk losses and goodwill impairment;
  •
  the effects of changes in accounting policies, standards, and interpretations on our reporting of our financial condition and results of operations;
  •
  the impact of operational risks, including the risk of human error, inadequate or failed internal processes and systems, computer and telecommunications systems failures, faulty or incomplete data and an inadequate risk management framework;
  •
  the impact of failures of third parties upon which we rely to perform in accordance with contractual arrangements;

S-v

  •
  the failure or circumvention of our system of internal controls;
  •
  the loss of, or failure to safeguard, confidential or proprietary information;
  •
  our failure to identify and to address cyber-security risks, including data breaches and cyber-attacks;
  •
  our ability to keep pace with technological changes;
  •
  our ability to attract and retain talented personnel;
  •
  capital and liquidity strategies, including our ability to comply with applicable capital and liquidity requirements, and our ability to generate capital internally or raise capital on favorable terms;
  •
  our reliance on our subsidiaries for substantially all of our revenues and our ability to pay dividends or other distributions; and
  •
  the effects of any downgrade in our credit ratings on our borrowing costs or access to capital markets.

S-vi

SUMMARY

        The following summary should be read together with the information contained in other parts of this prospectus supplement and in the accompanying prospectus. It may not contain all the information that is important to you. You should carefully read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in their entirety, including "Risk Factors" beginning on page S-9 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and our financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus before making a decision about whether to invest in the subordinated notes.

 First Financial Bancorp.

        As of March 31, 2020, First Financial is a $15.1 billion financial holding company headquartered in Cincinnati, Ohio, and operates through its subsidiaries, primarily in Ohio, Indiana, Kentucky and Illinois. These subsidiaries include a commercial bank, First Financial Bank, with 145 full service banking centers. First Financial provides traditional banking and financial services products to business and retail clients through its six lines of business: Commercial, Retail Banking, Mortgage Banking, Wealth Management, Investment Commercial Real Estate and Commercial Finance. Commercial Finance provides equipment and leasehold improvement financing for franchisees in the quick service and casual dining restaurant sector and commission-based financing, primarily to insurance agents and brokers, throughout the United States. Wealth Management had $2.6 billion in assets under management as of March 31, 2020, and provides the following services: wealth planning, portfolio management, trust and estate, brokerage and retirement planning.

        Our principal executive offices are located at 255 East Fifth Street, Suite 800, Cincinnati, Ohio 45202, and our telephone number is (877) 322-9530. We maintain a website at www.bankatfirst.com where general information about us is available. The information on our website is not a part of, and is not incorporated into, this prospectus or any applicable prospectus supplement.

Recent Developments

First Quarter Financial Results

        Information relating to our financial results for the first quarter ended March 31, 2020 is contained in our Current Report on Form 8-K dated April 24, 2020, which is incorporated herein by reference.

COVID-19 Developments

        In connection with the release of our financial results on April 20, 2020 for the first quarter ended March 31, 2020, we provided an update on the impact of the COVID-19 pandemic and the actions that we and our bank subsidiary, First Financial Bank, have taken to support customers, employees and the communities in which we operate.

        First Financial Bank has maintained an Enterprise Pandemic Response Plan (the "Pandemic Plan") since 2011, which is updated on an annual basis. The Pandemic Plan provides a strategy for addressing the continuity of critical operations and our workforce, remote access, phased responses, vendor management and communications, among other areas. As part of this Pandemic Plan, First Financial Bank has required business lines to update their business impact analysis annually, and included pandemic response training in the annual required training for employees.

        One of the actions taken by First Financial Bank was the creation of specific loan relief programs to assist consumer and commercial customers in navigating the distressed economic environment resulting from the COVID-19 pandemic. For mortgage loans, consumer loans (auto/credit card loans) and business banking, First Financial Bank has permitted payment deferral for up to 90 days with no credit bureau impact and no late fees during the deferral period. Through April 21, 2020, this program has resulted in deferrals for over 500 customers related to approximately $68 million of consumer installment and residential loans. For our commercial lending customers who were in good standing at the beginning of the pandemic, we have allowed interest-only payment deferral for up to 90 days and liquidity or working capital lines of credit based on the specific customer needs. As of April 21, 2020, we booked deferrals for over 480 commercial clients with over $600 million in loans. Customers must request to participate in these loan relief programs and business customers must meet certain established criteria prior to their request being granted. Any deferred payment amounts have been added to the final loan payment; the terms of such loans have not been extended. First Financial Bank has also suspended the initiation of residential and vehicle foreclosure actions for 60 days.

        In addition to the above loan relief programs, First Financial Bank is a participating lender in the Small Business Administration (the "SBA") Paycheck Protection Program (the "PPP"), which began accepting applications on April 3, 2020 and is available through June 30, 2020. The PPP expands the SBA's traditional loan program and provides loans to eligible persons or entities to guarantee eight weeks of payroll and other costs to help those businesses remain viable. PPP loans made by qualified lenders, such as First Financial Bank, are 100% guaranteed by, and eligible for loan forgiveness from, the SBA. The PPP loans are made to eligible businesses to guarantee eight weeks of payroll costs and other eligible expenses. The PPP loans have a maturity of 2 years and an interest rate of 1%. Through April 21, 2020, First Financial Bank has received over 5,700 PPP loan requests totaling in excess of $1 billion and secured SBA approval for approximately 3,600 loans, or over $750 million.

        First Financial Bank has also taken several additional actions to help its customers and workforce:

  •
  increased "snap" deposit limits to allow customers greater flexibility in depositing checks remotely;
  •
  increased daily ATM cash withdrawal limits;
  •
  reduced or waived various customer fees, including stop payment, CD withdrawal penalties and balance transfer fees;
  •
  eliminated phone transfer and cash advance fees;
  •
  waived waiting periods for participation in programs such as the Fresh Start Program for customers with overdrawn accounts; and
  •
  provided impacted employees who cannot work from home with at least four weeks of pandemic pay.

        As a result of the COVID-19 pandemic, First Financial Bank has temporarily closed four branches, but its other 141 branches remain fully operational. First Financial Bank is encouraging customers to use drive-through lanes, ATMs, ITMs and digital banking channels, and has developed processes to allow all traditional in-branch activities to occur remotely with the exception of safe deposit box access. First Financial Bank has implemented special protocols to keep its branches clean and safe for employees and customers, including the use of gloves, social distancing, protective dividers, enhanced cleaning protocols and limited access. First Financial Bank has also restricted employee travel, visitors to corporate offices and face-to-face meetings. We have over 55% of our workforce working remotely and have increased physical distance between employees who are in the office. In accordance with the Pandemic Plan, we have also activated remote locations to ensure we have redundancy in operations.

        The COVID-19 pandemic has had, and will continue to have, negative impacts on our businesses, revenues, credit costs and overall results of operation and financial condition. The extent of the impact of COVID-19 pandemic on our business, financial condition and results of operations will depend on certain developments, including the duration and spread of the outbreak, impact on our customers, employees and vendors all of which are uncertain and cannot be predicted. See below under "Risk Factor—Additional Risks Related to Our Business" for additional information.

Adoption of CECL

        On January 1, 2020, we adopted ASU 2016-13, Financial Instruments—Credit Losses ("CECL"), which upon adoption resulted in an Allowance for Credit Loss ("ACL") for loans and leases of $119.2 million, an increase of $61.5 million from December 31, 2019, and an ACL for unfunded commitments of $12.7 million, an increase of $12.2 million from December 31, 2019. In March 2020, the U.S. banking agencies issued an interim final rule that provides banking organizations with an alternative option to delay for two years an estimate of CECL's effect on regulatory capital, relative to the incurred loss methodology's effect on regulatory capital, followed by a three-year transition period. We are electing this alternative option.

        Because of CECL, our financial results may be negatively affected as soon as weak or deteriorating economic conditions are forecasted and alter our expectations for credit losses. In addition, due to the expansion of the time horizon over which we are required to estimate future credit losses under CECL, we may experience increased volatility in our future provisions for credit losses. As a result, factoring in COVID-19, we incurred a provision expense for credit losses of $23.9 million for funded loans and leases and $1.6 million for unfunded commitments in the first quarter of 2020 and may incur significant provision expense for credit losses in future periods as well.

THE OFFERING

Issuer:	First Financial Bancorp.
Securities Offered:	$150,000,000 aggregate principal amount of 5.25% fixed-to-floating rate subordinated notes due 2030.
Maturity Date:	The subordinated notes will mature on May 15, 2030 (the "Maturity Date").
Issue Date:	April 30, 2020.
Interest:

From and including the date of original issuance to, but excluding, May 15, 2025 or the date of earlier redemption (the "fixed rate period"), the subordinated notes will bear interest at a fixed rate of 5.25% per annum, payable semi-annually in arrears on May 15 and November 15 of each year (each, a "fixed rate interest payment date"), commencing on November 15, 2020. The last fixed rate interest payment date for the fixed rate period will be May 15, 2025.

From and including May 15, 2025 to, but excluding, the Maturity Date or the date of earlier redemption (the "floating rate period"), the subordinated notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of 509 basis points. For each quarterly interest period during the floating rate period, interest will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each, a "floating rate interest payment date" and, together with the fixed rate interest payment dates, the "interest payment dates"), commencing on August 15, 2025. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

For each interest period during the floating rate period, "Three-Month Term SOFR" means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions (each as defined under "Description of Subordinated Notes—Interest").

If the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined under "Description of Subordinated Notes") have occurred with respect to Three-Month Term SOFR, then the provisions under "Description of Subordinated Notes—Effect of Benchmark Transition Event," which are referred to herein as the "benchmark transition provisions," will thereafter apply to all determinations of the interest rate on the subordinated notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the subordinated notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement (as defined under "Description of Subordinated Notes") plus 509 basis points.

Ranking	The subordinated notes will be our general unsecured subordinated obligations and will be:

•

junior in right of payment to any of our existing and future Senior Indebtedness (as defined under "Description of Subordinated Notes");

•

equal in right of payment with any of our existing and future subordinated indebtedness, including our 5.125% subordinated notes due 2025;

•

senior to our obligations relating to any junior subordinated debt securities issued to our capital trust subsidiaries;

•

effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•

structurally subordinated to any existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our bank subsidiary, First Financial Bank.

The subordinated notes are not savings accounts or deposits and they are not insured by the United States, the FDIC or any other agency of fund of the United States.

As of March 31, 2020, we had $1.6 billion of Senior Indebtedness outstanding on a consolidated basis, and First Financial Bank had $10.7 billion of deposits, $1.3 billion of Federal Home Loan Bank ("FHLB") advances, $94.8 million of customer repurchase agreements and $121.0 million of federal funds purchased to which the subordinated notes will be structurally subordinated. The FHLB advances are secured by mortgage loan related collateral and the customer repurchase agreements are secured by investment securities.

Redemption

We may, at our option, beginning with the interest payment date of May 15, 2025, and on any interest payment date thereafter, redeem the subordinated notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the subordinated notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. See "Description of Subordinated Notes—Redemption."

We may also redeem the subordinated notes at any time prior to their maturity, including prior to May 15, 2025, in whole, but not in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, upon the occurrence of a "Tax Event," a "Tier 2 Capital Event" or the Company becoming required to register as an investment company pursuant to the 1940 Act.

See "Description of Subordinated Notes—Redemption."
Listing	Currently, there is no public market for the subordinated notes. We do not intend to apply for listing of the subordinated notes on any securities exchange or automated dealer quotation system.
Use of Proceeds	We expect to receive net proceeds from this offering of approximately $148.1 million after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, repaying indebtedness, providing capital to support the organic growth of First Financial Bank, financing investments and capital expenditures, and for investments in First Financial Bank as regulatory capital.

See "Use of Proceeds."
Tax Considerations

You should carefully review the section "Certain U.S. Federal Income Tax Consequences" in this prospectus supplement and discuss the tax consequences of your particular situation with your tax advisor.

ERISA Considerations	For a discussion of certain prohibited transactions and fiduciary duty issues pertaining to purchases by or on behalf of an employee benefit plan, you should read "ERISA Considerations."
Global Note; Book-Entry System

The subordinated notes offered hereby will be issued only in fully registered form without interest coupons and in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The subordinated notes offered hereby will be evidenced by a global note deposited with the trustee under the indenture for the subordinated notes, as custodian for DTC. Beneficial interests in the global note will be shown on, and transfers of those beneficial interest can only be made through, records maintained by DTC and its participants. See "Description of Subordinated Notes—Form, Denomination, Transfer, Exchange and Book-Entry Procedures."

Risk Factors

See "Risk Factors" and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the subordinated notes.

Trustee	Wells Fargo Bank, National Association
Calculation Agent	We will appoint a calculation agent for the subordinated notes prior to the commencement of the floating rate period. We will act as the initial calculation agent.
Original Issue Discount

The subordinated notes may be issued with original issue discount ("OID") for U.S. federal income tax purposes. In such case, holders subject to U.S. federal income taxation, whether on the cash or accrual method of tax accounting, generally would be required to include any amounts representing OID in gross income (as ordinary income) as the OID accrues on a constant yield to maturity basis, in advance of the receipt of cash payments to which such income is attributable. See "Certain U.S. Federal Income Tax Consequences."

SUMMARY SELECTED CONSOLIDATED FINANCIAL INFORMATION

        The following tables present selected historical financial data as of and for the years ended December 31, 2019, 2018, 2017, 2016 and 2015. You should read the information set forth below, together with our consolidated financial statements and related notes, included in our Annual Report on Form 10-K for the year ended December 31, 2019. See "Incorporation of Certain Documents by Reference."

Financial Summary
	December 31,
(Dollars in thousands, except per share data)	2019	2018	2017	2016	2015
Summary of operations
Interest income	$607,578	$540,382	$333,073	$305,950	$269,759
Tax equivalent adjustment(1)	6,328	5,147	5,259	4,215	4,017

Interest income tax—equivalent(1)	613,906	545,529	338,332	310,165	273,776
Interest expense	123,324	91,147	49,528	33,279	23,257

Net interest income tax—equivalent(1)	$490,582	$454,382	$288,804	$276,886	$250,519

Interest income	$607,578	$540,382	$333,073	$305,950	$269,759
Interest expense	123,324	91,147	49,528	33,279	23,257

Net interest income	484,254	449,235	283,545	272,671	246,502
Provision for loan and lease losses	30,598	14,586	3,582	10,140	9,641
Noninterest income	131,373	103,382	76,142	69,601	75,202
Noninterest expenses	342,167	323,810	239,942	201,401	201,130

Income before income taxes	242,862	214,221	116,163	130,731	110,933
Income tax expense	44,787	41,626	19,376	42,205	35,870

Net income	$198,075	$172,595	$96,787	$88,526	$75,063

Per share data
Earnings per common share
Basic	$2.01	$1.95	$1.57	$1.45	$1.23

Diluted	$2.00	$1.93	$1.56	$1.43	$1.21

Cash dividends declared per common share	$0.90	$0.78	$0.68	$0.64	$0.64

Average common shares outstanding—basic (in thousands)	98,306	88,582	61,529	61,206	61,063

Average common shares outstanding—diluted (in thousands)	98,851	89,614	62,172	61,985	61,848

Selected year-end balances
Total assets	$14,511,625	$13,986,660	$8,896,923	$8,437,967	$8,147,411
Earning assets	12,392,259	12,190,567	8,117,115	7,719,285	7,431,707
Investment securities	3,119,966	3,324,243	2,056,556	1,854,201	1,970,626
Total loans and leases	9,201,665	8,824,214	6,013,183	5,757,482	5,388,760
Interest-bearing demand deposits	2,364,881	2,307,071	1,453,463	1,513,771	1,414,291
Savings deposits	2,960,979	3,167,325	2,462,420	2,142,189	1,945,805
Time deposits	2,240,441	2,173,564	1,317,105	1,321,843	1,406,124
Noninterest-bearing demand deposits	2,643,928	2,492,434	1,662,058	1,547,985	1,413,404
Total deposits	10,210,229	10,140,394	6,895,046	6,525,788	6,179,624
Short-term borrowings	1,316,181	1,040,691	814,565	807,912	938,425
Long-term debt	414,376	570,739	119,654	119,589	119,540
Shareholders' equity	2,247,705	2,078,249	930,664	865,224	809,376
Select Financial Ratios
Average loans to average deposits(2)	88.59%	87.49%	88.12%	89.33%	84.00%
Net charge-offs to average loans and leases	0.33%	0.15%	0.13%	0.10%	0.18%
Average shareholders' equity to average total assets	15.30%	13.89%	10.42%	10.24%	10.73%
Return on average assets	1.39%	1.37%	1.12%	1.07%	1.00%
Return on average equity	9.11%	9.85%	10.78%	10.48%	9.33%
Net interest margin	3.95%	4.05%	3.59%	3.62%	3.60%
Net interest margin (tax equivalent basis)(1)	4.00%	4.10%	3.66%	3.68%	3.66%
Dividend payout	44.78%	40.00%	43.31%	44.14%	52.03%

(1)
Tax equivalent basis was calculated using a 21.00% tax rate for 2019 and 2018 and a 35.00% tax rate for 2017, 2016 and 2015.

(2)
Includes loans held for sale.

RISK FACTORS

        An investment in the subordinated notes involves certain risks. You should carefully consider the risk factors and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. In particular, you should carefully consider, among other things, the matters discussed below and under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The price of the subordinated notes could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement and the accompanying prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. The prospectus supplement is qualified in its entirety by those risk factors.

 Additional Risk Factors Related to Our Business

The COVID-19 pandemic is adversely affecting us and our customers, employees, and third-party service providers, and the adverse impacts on our business, financial position, results of operations, and prospects could be significant.

        The COVID-19 pandemic has negatively impacted the global economy, disrupted global supply chains, lowered equity market valuations, created significant volatility and disruption in financial markets, increased unemployment levels and decreased consumer confidence generally. In addition, the pandemic has resulted in temporary closures of many businesses and the institution of social distancing and sheltering in place requirements in many states and communities. The pandemic could influence the recognition of credit losses in our loan portfolios and increase our allowance for credit losses, particularly as businesses remain closed and as more customers are expected to draw on their lines of credit or seek additional loans to help finance their businesses. Furthermore, the pandemic could affect the stability of our deposit base as well as our capital and liquidity position, impair the ability of borrowers to repay outstanding loans, impair the value of collateral securing loans, result in lost revenue and cause us to incur additional expenses. Similarly, because of changing economic and market conditions affecting issuers, we may be required to recognize other-than-temporary impairments in future periods on the securities we hold as well as reductions in other comprehensive income.

        The extent of the impact of the COVID-19 pandemic on our capital, liquidity, and other financial positions and on our business, results of operations, and prospects will depend on a number of evolving factors, including:

  •
  The duration, extent, and severity of the pandemic.  COVID-19 has not been contained and could affect significantly more households and businesses. The duration and severity of the pandemic continue to be impossible to predict.
  •
  The response of governmental and nongovernmental authorities.  Many of the actions taken by authorities have been directed at curtailing personal and business activity to contain COVID-19 while simultaneously deploying fiscal-and monetary-policy measures to assist in mitigating the adverse effects on individuals and businesses. These actions are not consistent across jurisdictions but, in general, have been rapidly expanding in scope and intensity.
  •
  The effect on our customers, counterparties, employees, and third-party service providers.  COVID-19 and its associated consequences and uncertainties may affect individuals, households, and businesses differently and unevenly. In the near-term if not longer, however, our credit, operational, and other risks are generally expected to increase.

  •
  The effect on economies and markets.  Whether the actions of governmental and nongovernmental authorities will be successful in mitigating the adverse effects of COVID-19 is unclear. National, regional, and local economies and markets could suffer disruptions that are lasting.
  •
  The success of hardship relief efforts to bridge the gap to reopening the economy.  The U.S. government has implemented programs to directly compensate individuals and grant or loan money to businesses in an effort to provide funding while the economy is shut down. Many banks, including First Financial Bank, have implemented hardship relief programs that include payment deferral and short-term funding options. The success of these programs could mute the effect on the Company's credit losses, which may be difficult to determine.

        The duration of these business interruptions and related impacts on our business and operations, which will depend on future developments, are highly uncertain and cannot be reasonably estimated at this time. The pandemic could cause us to experience higher credit losses in our lending portfolio, impairment of our goodwill and other financial assets, reduced demand for our products and services, and other negative impacts on our financial position, results of operations, and prospects. You should consider that the effects of COVID-19 could be particularly pronounced with respect to certain of our lending portfolios:

  •
  Commercial real estate—retail, including retail shopping centers, due to declining interest in such spaces by their users and declining interest in visiting large shared spaces. As of March 31, 2020, the retail portion of our ICRE portfolio was $846 million, or 11% of our loan portfolio.
  •
  Residential real estate, due to customers' potential loss of income. As of March 31, 2020, this portfolio was $1.1 billion, or 12% of our loan portfolio.
  •
  Franchise, which primarily includes quick service and casual dining, due to stay at home orders and requirements that restaurants provide carry-out only service. As of March 31, 2020, this portfolio was $455 million, or 4.9% of our loan portfolio.
  •
  Hospitality, including hotel and motel lending, due to travel limitations implemented by governments and businesses as well as declining interest in travel generally. As of March 31, 2020, this portfolio was $401 million, or 4.3% of our loan portfolio.

        In March 2020, we announced programs to support customers, employees, and communities during the COVID-19 pandemic. See "Summary—Recent Developments." A significant number of our borrowers have enrolled in one of our programs to defer all loan payments for up to 90 days. These programs may negatively impact our revenue and other results of operations in the near term and, if not effective in mitigating the effect of COVID-19 on our customers, may adversely affect our business and results of operations more substantially over a longer period of time.

        The cumulative effects of COVID-19 and the measures implemented by governments to combat the pandemic on the mortgaged properties may cause borrowers to be unable to meet their payment obligations under mortgage loans that we hold and may result in significant losses. In addition, we have sold mortgage loans in the secondary market. When we sell loans, we are required to make customary representations and warranties about such loans to the loan purchaser. Our mortgage loan sale agreements may require us to repurchase or substitute loans or indemnify investors in the event we breach a representation or warranty given to the loan purchaser or in the event of an early payment default. Higher delinquencies as a result of COVID-19 may result in our having to repurchase a significantly larger amount of delinquent mortgage loans than are currently reserved for in our financial statements and result in them being placed on our books, subjecting us to the risk of a potential default.

        The extent to which COVID-19 impacts our business, results of operations and financial condition will depend on future developments, which are highly uncertain and are difficult to predict, including, but not limited to, the duration and spread of the pandemic, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Even after COVID-19 has subsided, we may continue to experience materially adverse impacts to our business as a result of the virus's global economic impact, including the availability of credit, adverse impacts on our liquidity and any recession that has occurred or may occur in the future.

        There are no comparable recent events that provide guidance as to the effect the spread of COVID-19 as a global pandemic may have, and, as a result, the ultimate impact of the outbreak is highly uncertain and subject to change. We do not yet know the full extent of the impacts on our business, our operations or the global economy as a whole. However, the effects could have a material impact on our results of operations and heighten many of our known risks described in the "Risk Factors" section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

The outbreak of COVID-19, or an outbreak of other highly infectious or contagious diseases, could disrupt banking and other financial activity in the areas in which we operate and could potentially create widespread business continuity issues for us.

        Our business is dependent upon the willingness and ability of our employees and customers to conduct banking and other financial transactions. We rely upon our third-party vendors to conduct business and to process, record, and monitor transactions. If any of these vendors are unable to continue to provide us with these services, it could negatively impact our ability to serve our customers. Furthermore, the outbreak could negatively impact the ability of our employees and customers to engage in banking and other financial transactions in the geographic areas in which we operate and could create widespread business continuity issues for us. We have already shifted a substantial portion of our workforce to work remotely and have restricted access to our branch lobbies. However, we could be adversely affected if key personnel or a significant number of employees were to become unavailable due to the effects and restrictions of a COVID-19 outbreak in one or more of our market areas. We also face heightened cybersecurity, information security and operational risks as a result of work-from-home arrangements.

Changes in market interest rates or capital markets, including volatility resulting from the COVID-19 pandemic, could affect our revenues and expenses, the value of assets and obligations, and the availability and cost of capital or liquidity.

        The COVID-19 pandemic has significantly affected the financial markets and has resulted in a number of Federal Reserve actions. Market interest rates have declined significantly. On March 3, 2020, the 10-year Treasury yield fell below 1.00% for the first time, and the Federal Reserve reduced the target federal funds rate by 50 basis points to 1.00% to 1.25%. On March 15, 2020, the Federal Reserve further reduced the target federal funds rate by 100 basis points to 0.00% to 0.25% and announced a $700 billion quantitative easing program in response to the expected economic downturn caused by the COVID-19 pandemic. The Federal Reserve reduced the interest that it pays on excess reserves from 1.60% to 1.10% on March 3, 2020, and then to 0.10% on March 15, 2020. We expect that these reductions in interest rates, especially if prolonged, could adversely affect our net interest income and margins and our profitability.

        Given our business mix, and the fact that most of our assets and liabilities are financial in nature, we tend to be sensitive to market interest rate movements and the performance of the financial markets. Our primary source of income is net interest income, which is the difference between the interest income generated by our interest-earning assets (consisting primarily of loans and, to a lesser extent, securities) and the interest expense generated by our interest-bearing liabilities. Prevailing economic conditions, fiscal and monetary policies and the policies of various regulatory agencies all affect market rates of interest and the availability and cost of credit, which, in turn, significantly affect financial institutions' net interest income. If the interest we pay on deposits and other borrowings increases at a faster rate than increases in the interest we receive on loans and investments, net interest income, and, therefore, our earnings, could be affected. Earnings could also be affected if the interest we receive on loans and other investments falls more quickly than the interest we pay on deposits and other borrowings.

        In addition to the general impact of the economy, changes in interest rates or in valuations in the debt or equity markets could directly impact us in one or more of the following ways:

  •
  the yield on earning assets and rates paid on interest bearing liabilities may change in disproportionate ways;
  •
  the value of certain balance sheet and off-balance sheet financial instruments or the value of equity investments that we hold could decline;
  •
  the value of assets for which we provide processing services could decline;
  •
  the demand for loans and refinancings may decline, which could negatively impact income related to loan originations; or
  •
  to the extent we access capital markets to raise funds to support our business, such changes could affect the cost of such funds or the ability to raise such funds.

        In addition, the continued spread of COVID-19 has also led to disruption and volatility in financial markets, which could increase our cost of capital and adversely affect our ability to access financial markets, which may in turn affect the value of the subordinated notes. In addition, in March 2020, Moody's Investor Services downgraded its outlook on U.S. banks to "negative" from "stable" due in part to the concerns presented by the coronavirus pandemic. This market volatility has resulted in a significant decline, and we may continue to experience further declines, in our stock price and market capitalization, which could result in goodwill impairment charges.

Declining values of real estate, increases in unemployment, insurance market disruptions and the related effects on local economies, including impacts related to the COVID-19 pandemic, may increase our credit losses, which would negatively affect our financial results.

        We offer a variety of secured loans, including commercial lines of credit, commercial term loans, real estate, construction, home equity, consumer and other loans. Many of our loans are secured by real estate (both residential and commercial) within our market area. A major change in the real estate market, such as deterioration in the value of collateral, or in the local or national economy, could affect our customers' ability to pay these loans, which in turn could impact our results of operations and financial condition. Additionally, increases in unemployment also may affect the ability of certain clients to repay loans and the financial results of commercial clients in localities with higher unemployment, may result in loan defaults and foreclosures and may impair the value of our collateral. Additionally, a concentration of natural disasters or a significant disruption in the insurance market could impact the risk relating to our insurance lending business. We cannot fully eliminate credit risk, and as a result, credit losses may increase in the future.

        The sharp deterioration in the United States economy that has resulted from the COVID-19 virus and the actions taken by the federal and state governments to slow the spread of that virus have resulted in a significant increase in the unemployment rate throughout the United States, including in the local economies in which we conduct business. We anticipate that this increase in unemployment will affect the ability of some of our clients to repay their loans on a timely basis and will adversely affect the financial results of our commercial clients in localities with high unemployment, resulting in loan defaults and the possible impairments in the value of our collateral. These developments could adversely impact our results of operations and financial condition, although the extent of such impact cannot be determined at this time and may be muted by First Financial Bank's implementation of hardship relief programs that include payment deferral and short-term funding options.

Our allowance for credit losses may prove to be insufficient to absorb losses in our loan portfolio.

        Like all financial institutions, we maintain an allowance for credit losses to provide for loans in our portfolio that may not be repaid in their entirety. Our allowance for credit losses may not be sufficient to cover actual loan losses, and future provision for credit losses could materially and affect our operating results. The accounting measurements related to impairment and the allowance for credit losses require significant estimates which are subject to uncertainty and change related to new information and changing circumstances. Our estimates of the risk of loss and amount of loss on any loan are complicated by the significant uncertainties surrounding our borrowers' abilities to successfully execute their business models through changing economic environments, competitive challenges and other factors. Because of the degree of uncertainty and susceptibility of these factors to change, our actual losses may vary from our current estimates.

        Our regulators, as an integral part of their examination process, periodically review our allowance for credit losses and may require us to increase our allowance for credit losses by recognizing additional provision for losses charged to expense, or to decrease our allowance for credit losses by recognizing loan charge-offs, net of recoveries. Any such additional provision for loan losses or charge-offs, as required by these regulatory agencies, could have a material effect on our financial condition and results of operations.

        As discussed under "Summary—Recent Developments" above, we adopted CECL in the first quarter of 2020, including the regulatory phase-in. As a result, credit loss allowances increased in the quarter ended March 31, 2020, by approximately $100.0 million, resulting in a corresponding decrease in retained earnings and a delayed impact to regulatory capital. CECL implementation poses operational risk, including the failure to properly transition internal processes or systems, which could lead to errors, financial misstatements or operational losses. As a result of CECL, our financial results may be negatively affected as soon as weak or deteriorating economic conditions are forecasted and alter our expectations for credit losses. As a result of COVID-19, we incurred a significant provision expense of $23.9 million in the first quarter of 2020 and may incur significant provision expense for credit losses in future periods as well.

Risk Factors Related to the Subordinated Notes

You should not rely on indicative or historical data concerning SOFR.

        The interest rate during the floating rate period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement). In the following discussion of the Secured Overnight Financing Rate ("SOFR"), when we refer to SOFR-linked subordinated notes, we mean the subordinated notes at any time when the interest rate on the subordinated notes is or will be determined based on SOFR, including Three-Month Term SOFR.

        SOFR is published by the Federal Reserve Bank of New York ("FRBNY") and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement ("repo") transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the "FICC"), a subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be "specials." According to FRBNY, "specials" are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

        FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as general collateral finance repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC's delivery-versus-payment service.

        FRBNY states that it obtains information from DTCC Solutions LLC, an affiliate of DTCC. FRBNY currently publishes SOFR daily on its website at https://apps.newyorkfed.org/markets/autorates/sofr. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

        FRBNY started publishing SOFR in April 2018. FRBNY has also started publishing historical indicative SOFRs dating back to 2014, although this historical indicative data inherently involves assumptions, estimates and approximations. You should not rely on this historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.

The amount of interest payable on the subordinated notes will vary on and after May 15, 2025.

        As the interest rate of the subordinated notes will be calculated based on SOFR from May 15, 2025 to, but excluding, the maturity date or earlier redemption date and SOFR is a floating rate, the interest rate on the subordinated notes will vary on and after May 15, 2025. During this period, the subordinated notes will bear a floating interest rate set each quarterly interest period at a per annum rate equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of 509 basis points; provided, that in the event the Benchmark rate is less than zero, then the Benchmark rate shall be deemed to be zero. The per annum interest rate that is determined on the relevant determination date will apply to the entire quarterly interest period following such determination date even if the Benchmark rate increases during that period.

        Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the floating rate subordinated notes.

SOFR may be more volatile than other benchmark or market rates.

        Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the SOFR-linked subordinated notes may fluctuate more than floating rate securities that are linked to less volatile rates.

Changes in SOFR could adversely affect the amount of interest that accrues on the SOFR-linked subordinated notes and the trading prices for the SOFR-linked subordinated notes.

        Because SOFR is published by FRBNY based on data received from other sources, we have no control over its determination, calculation or publication. There can be no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the SOFR-linked subordinated notes. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the SOFR-linked subordinated notes, which may adversely affect the trading prices of the SOFR-linked subordinated notes. In addition, the interest rate on the SOFR-linked subordinated notes for any day will not be adjusted for any modification or amendment to SOFR for that day that FRBNY may publish if the interest rate for that day has already been determined prior to such publication. Further, if the Benchmark rate on the SOFR-linked subordinated notes during the floating rate period for any interest period declines to zero or becomes negative, interest will only accrue on the SOFR-linked subordinated notes at a rate equal to the spread of 5.09% per annum with respect to that interest period. There is no assurance that changes in SOFR could not have a material adverse effect on the yield on, value of and market for the SOFR-linked subordinated notes.

SOFR differs fundamentally from, and may not be a comparable substitute for, U.S. dollar LIBOR.

        In June 2017, the Alternative Reference Rates Committee (the "ARRC") convened by the Federal Reserve and FRBNY announced SOFR as its recommended alternative to the London interbank offered rate for U.S. dollar obligations ("U.S. dollar LIBOR"). However, because SOFR is a broad U.S. Treasury repo financing rate that represents overnight secured funding transactions, it differs fundamentally from U.S. dollar LIBOR. For example, SOFR is a secured overnight rate, while U.S. dollar LIBOR is an unsecured rate that represents interbank funding over different maturities. In addition, because SOFR is a transaction-based rate, it is backward-looking, whereas U.S. dollar LIBOR is forward-looking. Because of these and other differences, there can be no assurance that SOFR will perform in the same way as U.S. dollar LIBOR would have done at any time, and there is no guarantee that it is a comparable substitute for U.S. dollar LIBOR.

Any failure of SOFR to gain market acceptance could adversely affect the trading prices of the SOFR-linked subordinated notes.

        SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a suitable substitute or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen its market acceptance. Any failure of SOFR to gain market acceptance could adversely affect the return on, value of and market for the SOFR-linked subordinated notes.

Any market for the SOFR-linked subordinated notes may be illiquid or unpredictable.

        Since SOFR is a relatively new market index, SOFR-linked debt securities likely will have no established trading market when issued, and an established trading market for the SOFR-linked subordinated notes may never develop or may not be very liquid. Market terms for securities that are linked to SOFR, such as the spread over the base rate reflected in the interest rate provisions, may evolve over time, and as a result, trading prices of the SOFR-linked subordinated notes may be lower than those of later-issued securities that are linked to SOFR. Similarly, if SOFR does not prove to be widely used in securities that are similar or comparable to the SOFR-linked subordinated notes, the trading price of the SOFR-linked subordinated notes may be lower than those of securities that are linked to rates that are more widely used. You may not be able to sell the SOFR-linked subordinated notes at all or may not be able to sell the SOFR-linked subordinated notes at prices that will provide you with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk. The manner of adoption or application of reference rates based on SOFR in the bond and equity markets may differ materially compared with the application and adoption of SOFR in other markets, such as the derivatives and loan markets. You should carefully consider how any potential inconsistencies between the adoption of reference rates based on SOFR across these markets may impact any hedging or other financial arrangements which you may put in place in connection with any acquisition, holding or disposal of the SOFR-linked subordinated notes.

The interest rate for the subordinated notes during the floating rate period may be determined based on a rate other than Three-Month Term SOFR.

        Under the terms of the subordinated notes, the interest rate on the subordinated notes for each interest period during the floating rate period will be based on Three-Month Term SOFR, a forward-looking term rate for a tenor of three months that will be based on SOFR ("Three-Month Term SOFR"). Three-Month Term SOFR does not currently exist and is currently being developed under the sponsorship of the ARRC. There is no assurance that the development of Three-Month Term SOFR, or any other forward-looking term rate based on SOFR, will be completed. Uncertainty surrounding the development of forward-looking term rates based on SOFR could have a material adverse effect on the return on, value of and market for the subordinated notes. If, at the commencement of the floating rate period for the subordinated notes, the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto ("Relevant Governmental Body") has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or the calculation agent determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible, then the next-available Benchmark Replacement under the benchmark transition provisions will be used to determine the interest rate on the subordinated notes during the floating rate period (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next-available Benchmark Replacement).

        Under the terms of the subordinated notes, the calculation agent is expressly authorized to make determinations, decisions or elections with respect to technical, administrative or operational matters that it decides are appropriate to reflect the use of Three-Month Term SOFR as the interest rate basis for the subordinated notes, which are defined in the terms of the subordinated notes as "Three-Month Term SOFR Conventions." For example, assuming that a form of Three-Month Term SOFR is developed, it is not currently known how or by whom rates for Three-Month Term SOFR will be published. Accordingly, the calculation agent will need to determine the applicable Three-Month Term SOFR during the floating rate period. The calculation agent's determination and implementation of any Three-Month Term SOFR Conventions could result in adverse consequences to the amount of interest that accrues on the subordinated notes during the floating rate period, which could adversely affect the return on, value of and market for the subordinated notes.

Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.

        Under the benchmark transition provisions of the subordinated notes, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the interest rate on the subordinated notes during the floating rate period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment). However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR, the first available Benchmark Replacement, is the compounded average of the daily Secured Overnight Financing Rates calculated in arrears, while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate, which is another Benchmark Replacement, has not yet been established and may change over time.

The implementation of Benchmark Replacement Conforming Changes could adversely affect the amount of interest that accrues on the subordinated notes and the trading prices for the subordinated notes.

        Under the benchmark transition provisions of the subordinated notes, if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by (i) the Relevant Governmental Body (such as the ARRC), (ii) ISDA or (iii) in certain circumstances, the calculation agent. In addition, the benchmark transition provisions expressly authorize the calculation agent to make certain changes, which are defined in the terms of the subordinated notes as "Benchmark Replacement Conforming Changes," with respect to, among other things, the determination of interest periods, and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the subordinated notes during the floating rate period, which could adversely affect the return on, value of and market for the subordinated notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.

Because the subordinated notes may be redeemed at our option under certain circumstances prior to their maturity, you may be subject to reinvestment risk.

        Subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem the subordinated notes at our option (i) in whole but not in part beginning with the interest payment date of May 15, 2025, and on any interest payment date thereafter. In addition, at any time at which any subordinated notes remain outstanding, subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem the subordinated notes in whole but not in part upon the occurrence of (i) a "Tier 2 Capital Event," (ii) a "Tax Event" or (iii) if we are required to register as an investment company pursuant to the 1940 Act. In the event that we redeem the subordinated notes, holders of the subordinated notes will receive only the principal amount of the subordinated notes plus any accrued and unpaid interest to, but excluding, such earlier redemption date. If any redemption occurs, holders of the subordinated notes will not have the opportunity to continue to accrue and be paid interest to the stated maturity date. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the subordinated notes by reducing the term of the investment. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the subordinated notes. See "Description of Subordinated Notes—Redemption."

If we are in default on our obligations to pay our Senior Indebtedness, we will not be able to make payments on the subordinated notes.

        Our obligations under the subordinated notes will be unsecured and will rank junior to the following, unless, by their terms, the obligation ranks equal with, or junior to, the subordinated notes:

  •
  any of our indebtedness for purchased or borrowed money, whether or not evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including obligations incurred in connection with the acquisition of property, assets or businesses;

  •
  any of our capital lease obligations;
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  any of our obligations issued or assumed as the deferred purchase price of property, our conditional sale obligations and our obligations under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business;
  •
  any of our obligations arising from off-balance sheet guarantees and direct credit substitutes, including obligations in respect of any letters of credit, bankers' acceptance, security purchase facilities and similar credit transactions;
  •
  any of our obligations associated with derivative products, including obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;
  •
  any of the above listed types of obligations of other persons for the payment for which we are responsible or liable, directly or indirectly, as obligor, guarantor or otherwise;
  •
  any of the above listed types of obligations of other persons secured by any lien on any of our property or assets whether or not we assume that obligation; and
  •
  any deferrals, renewals or extensions of any of the above listed obligations.

        If we default on payments under any of these obligations that are senior to the subordinated notes, or if any of these senior obligations are accelerated or any judicial proceeding with respect to a default is pending, we will not be able to make payments on the subordinated notes, unless we cure the default. Additionally, the subordinated notes will rank pari passu with our outstanding 5.125% subordinated notes due 2025. If we liquidate, go bankrupt or dissolve, we would be able to pay under the subordinated notes only after we have paid in full all of our liabilities that are senior to the subordinated notes. As of March 31, 2020, we had $1.6 billion of Senior Indebtedness outstanding on a consolidated basis. The Subordinated Indenture (as defined below) does not limit the amount of Senior Indebtedness that we may incur. For more information on the subordination of payments under the subordinated notes, see "Description of Subordinated Notes—Subordination."

The subordinated notes are structurally subordinated to all indebtedness of our subsidiaries and creditors of our subsidiaries will have priority as to our subsidiaries' assets.

        The subordinated notes are not obligations of, or guaranteed by, any of our subsidiaries or any third party. As a result, our right and the rights of our creditors, including holders of the subordinated notes, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or otherwise would be subject to the prior claims of creditors of that subsidiary. In the event of any such distribution of assets of our bank subsidiary, First Financial Bank, the claims of depositors and other general or subordinated creditors of First Financial Bank would be entitled to priority over the claims of ours or holders of the subordinated notes. Accordingly, the subordinated notes are structurally subordinated to all of the existing and future liabilities and obligations of our subsidiaries. Claims on First Financial Bank by creditors other than us include those by holders of our long-term debt and there are substantial obligations with respect to deposit liabilities and federal funds purchased, other short-term borrowings and various other financial obligations. As of March 31, 2020, we had $1.6 billion of Senior Indebtedness outstanding on a consolidated basis, and First Financial Bank had $10.7 billion of deposits, $1.3 billion of FHLB advances, $94.8 million of customer repurchase agreements and $121.0 million of federal funds purchased to which the subordinated notes will be structurally subordinated.

We are a holding company, and banking laws and regulations could limit our access to funds from First Financial Bank with the result that we may not have access to sufficient cash to make payments on the subordinated notes.

        As a holding company, our principal source of funds to service our debt, including the subordinated notes, is dividends from our subsidiaries. For the year ended December 31, 2019, our interest expense on our debt obligations was $9.6 million (holding company only).

        Federal and state banking regulations limit dividends from First Financial Bank to us. Generally, banks are prohibited from paying dividends when doing so would cause them to fall below regulatory minimum capital levels. Additionally, limits exist on banks paying dividends in excess of net income for specified periods. The total amount available for payment of dividends by First Financial Bank was approximately $86.1 million at March 31, 2020, based on First Financial Bank maintaining enough capital to be considered well capitalized and other regulatory restrictions on subsidiary bank dividend payments. During the year ended December 31, 2019, First Financial Bank paid dividends of $195.0 million to us. In addition, federal bank regulatory agencies have the authority to prohibit First Financial Bank from engaging in unsafe or unsound practices in conducting their business. The payment of dividends or other transfers of funds to us, depending on the financial condition of First Financial Bank, could be deemed an unsafe or unsound practice.

        Dividend payments from First Financial Bank would also be prohibited under the "prompt corrective action" regulations of federal bank regulators if First Financial Bank is, or after payment of such dividends would be, undercapitalized under such regulations. In addition, First Financial Bank is subject to restrictions under federal law that limit their ability to transfer funds or other items of value to us and our non-bank subsidiaries, including affiliates, whether in the form of loans and other extensions of credit, investments and asset purchases, or as other transactions involving the transfer of value. Unless an exemption applies, these transactions by First Financial Bank with us are limited to 10% of First Financial Bank's capital stock and surplus and, with respect to all such transactions with affiliates in the aggregate, to 20% of First Financial Bank's capital stock and surplus. As of March 31, 2020, a maximum of approximately $281.9 million was available to us from First Financial Bank pursuant to these limitations. Moreover, loans and extensions of credit by First Financial Bank to its affiliates, including us, generally are required to be secured in specified amounts. A bank's transactions with its non-bank affiliates also are required generally to be on arm's-length terms. Accordingly, we can provide no assurance that we will receive dividends or other distributions from First Financial Bank and our other subsidiaries in an amount sufficient to pay interest on or principal of the subordinated notes.

Holders of the subordinated notes will have limited rights, including limited rights of acceleration, if there is an event of default.

        Payment of principal on the subordinated notes may be accelerated only in the case of certain events of bankruptcy or insolvency involving us or First Financial Bank. There is no automatic acceleration, or right of acceleration, in the case of default in the payment of principal of or interest on the subordinated notes, or in the performance of any of our other obligations under the subordinated notes or the Subordinated Indenture governing the subordinated notes. Our regulators can, in the event we or First Financial Bank become subject to an enforcement action, prohibit First Financial Bank from paying dividends to us, and prevent our payment of interest or principal on the subordinated notes and any dividends on our capital stock, but such limits will not permit acceleration of the subordinated notes. See "Description of the Subordinated Notes—Events of Default."

Our indebtedness could adversely affect our financial results and prevent us from fulfilling our obligations under the subordinated notes.

        In addition to our currently outstanding indebtedness and any additional indebtedness we may incur pursuant to this offering, we may be able to borrow substantial additional indebtedness, including senior debt, in the future. If new indebtedness is incurred in addition to our current debt levels, the related risks that we now face could increase.

        Our indebtedness, including the indebtedness we may incur in the future, could have important consequences for the holders of the subordinated notes, including:

  •
  limiting our ability to satisfy our obligations with respect to the subordinated notes;

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  increasing our vulnerability to general adverse economic and industry conditions;
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  limiting our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;
  •
  requiring a substantial portion of our cash flow from operations for the payment of principal of, and interest on, our indebtedness and thereby reducing our ability to use our cash flow to fund working capital, capital expenditures and general corporate requirements;
  •
  limiting our flexibility in planning for, or reacting to, changes in our business and the industry; and
  •
  putting us at a disadvantage compared to competitors with less indebtedness.

        The Subordinated Indenture does not limit the incurrence of additional indebtedness by us, including secured indebtedness, which would be effectively senior to the subordinated notes to the extent of the value of the collateral securing such indebtedness.

Our business operations may not generate the cash needed to service our indebtedness.

        Our ability to make payments on our indebtedness, including the subordinated notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay interest on and principal of our indebtedness, including the subordinated notes, or to fund our other liquidity needs.

The limited covenants relating to the subordinated notes do not protect you.

        The covenants in the Subordinated Indenture governing the subordinated notes are limited. In addition, the subordinated notes and the Subordinated Indenture do not limit our or our subsidiaries' ability to further issue additional subordinated notes, including additional notes of the same series as the subordinated notes, or to incur additional debt. As a result, the terms of the Subordinated Indenture do not protect you in the event of an adverse change in our financial condition or results of operations, and you should not consider the terms of the Subordinated Indenture to be a significant factor in evaluating whether we will be able to comply with our obligations under the subordinated notes.

There may be no active market for the subordinated notes.

        The subordinated notes are a new issuance of securities with no established trading market. We do not intend to apply for listing of the subordinated notes on any national securities exchange or for quotation of the subordinated notes on any automated dealer quotation system. The underwriter has advised us that it presently intends to make a market in the subordinated notes. However, it is under no obligation to do so and may discontinue any market making activities at any time without any notice. A liquid or active trading market for the subordinated notes may not develop. If an active trading market for the subordinated notes does not develop, the market price and liquidity of the subordinated notes may be adversely affected. If the subordinated notes offered hereby are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors.

If a trading market for the subordinated notes develops, changes in the debt markets, among others, could adversely affect your ability to liquidate your investment in the subordinated notes and the market price of the subordinated notes.

        Many factors could affect the trading market for, and the trading value of, the subordinated notes. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the subordinated notes; the time remaining to the maturity of the subordinated notes; the ranking of the subordinated notes; the redemption features of the subordinated notes; the outstanding amount of subordinated notes with terms identical to the subordinated notes offered hereby; the prevailing interest rates being paid by other companies similar to us; changes in U.S. interest rates; whether the ratings on the subordinated notes or us provided by any rating agency have changed; our financial condition, financial performance and future prospects; the level, direction and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; and geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could adversely affect the trading market (if any) for, and the market price of, the subordinated notes.

The subordinated notes are not insured or guaranteed by the FDIC.

        The subordinated notes are not savings accounts, deposits or other obligations of First Financial Bank and are not insured by the FDIC or any other governmental agency or instrumentality.

A downgrade in our credit ratings or the ratings of First Financial Bank could have a material adverse impact on us.

        Rating agencies continuously evaluate us and our subsidiaries, and their ratings of our and First Financial Bank's long-term and short-term debt are based on a number of factors, including financial strength, as well as factors not entirely within our and First Financial Bank's control, such as conditions affecting the financial services industry generally. In light of these reviews and the continued focus on the financial services industry generally, we and First Financial Bank may not be able to maintain our current credit ratings. Ratings downgrades by a rating agency could have a significant and immediate impact on our funding and liquidity through cash obligations, reduced funding capacity and collateral triggers. A reduction in our or First Financial Bank's credit ratings could also increase our and First Financial Bank's borrowing costs and limit access to the capital markets.

        Downgrades in the credit or financial strength ratings assigned to the counterparties with whom we transact could create the perception that our financial condition will be adversely impacted as a result of potential future defaults by such counterparties. Additionally, we could be adversely affected by a general, negative perception of financial institutions caused by the downgrade of other financial institutions. Accordingly, ratings downgrades for other financial institutions could affect the market price of our stock and could limit our access to or increase our cost of capital.

We will act as the initial calculation agent and may have economic interests adverse to the interests of the holders of the subordinated notes.

        The calculation agent will determine the interest rate during the floating rate period. We will act as the initial calculation agent for the subordinated notes. Any exercise of discretion by us under the terms of the subordinated notes, including, without limitation, any discretion exercised by us acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions and elections, we may have economic interests that are adverse to the interests of the holders of the subordinated notes, and those determinations, decisions or elections could have a material adverse effect on the yield on, value of and market for the subordinated notes. Any determination by us, as the calculation agent, will be final and binding absent manifest error.

The subordinated notes may be issued with original issue discount for U.S. federal income tax purposes.

        The subordinated notes may be issued with OID for U.S. federal income tax purposes. In such case, holders subject to U.S. federal income taxation, whether on the cash or accrual method of tax accounting, generally would be required to include any amounts representing OID in gross income (as ordinary income) as the OID accrues on a constant yield to maturity basis, in advance of the receipt of cash payments to which such income is attributable. See "Certain U.S. Federal Income Tax Consequences."

USE OF PROCEEDS

        We expect to receive net proceeds from this offering of approximately $148.1 million after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

        We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, repaying indebtedness, providing capital to support the organic growth of First Financial Bank, financing investments and capital expenditures, and for investments in First Financial Bank as regulatory capital.

 CAPITALIZATION

        The following table sets forth our consolidated capitalization as of December 31, 2019 (i) on an actual basis and (ii) on an as adjusted basis to give effect to the sale of $150 million aggregate principal amount of subordinated notes offered hereby, after deducting the underwriting discount and estimated expenses. You should read this table in conjunction with the more detailed information, including our consolidated financial statements and related notes, incorporated by reference in this prospectus supplement and accompanying prospectus.

	As of December 31, 2019 (in thousands)
	Actual	As Adjusted for this Offering
Cash and due from banks	$200,691	$348,789
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	$165,181	$165,181
FHLB borrowings	1,151,000	1,151,000

Total short-term borrowings	$1,316,181	$1,316,181
Long-term debt:
FHLB borrowings	$242,428	$242,428
Subordinated debt	170,967	320,967
Unamortized debt issuance costs	(1,007)	(2,909)
Capital lease liability	1,213	1,213
Capital loan with municipality	775	775

Total long-term debt	$414,376	$562,474
Shareholders' equity:
Common stock, no par value; 160,000,000 shares authorized; 104,281,794 shares in 2019	$1,640,771	$1,640,771
Retained earnings	711,249	711,249
Accumulated other comprehensive (loss) income	13,323	13,323
Treasury stock, at cost, 5,790,796 shares in 2019	(117,638)	(117,638)

Total shareholders' equity	$2,247,705	$2,247,705

Total long-term debt and shareholders' equity	$2,662,081	$2,810,179

 DESCRIPTION OF SUBORDINATED NOTES

        The following summary of the subordinated notes does not purport to be complete and is qualified in its entirety by the Subordinated Indenture (as defined below), including the definitions therein of certain terms. Unless otherwise specified, capitalized terms used in this summary have the meanings specified in the Subordinated Indenture. For purposes of this "Description of Subordinated Notes," references to the "Company," "First Financial," "we," and "us" include only First Financial Bancorp. and not its consolidated subsidiaries.

General

        The subordinated notes offered hereby will be issued under a subordinated indenture, dated as of August 25, 2015, as amended and supplemented by a second supplemental indenture, dated as of April 30, 2020, between First Financial and Wells Fargo Bank, National Association, as trustee, which together we refer to in this summary as the "Subordinated Indenture."

        The subordinated notes will be our general unsecured, subordinated obligations and will rank equally with all of our other unsecured, subordinated obligations from time to time outstanding, including our 5.125% Subordinated Notes due 2025. The subordinated notes will rank junior to all of our existing and future Senior Indebtedness (as defined below) to the extent and in the manner set forth in the Subordinated Indenture. In addition, the subordinated notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The subordinated notes will be structurally subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our subsidiary bank, First Financial Bank. See "—Subordination." The subordinated notes will be obligations of First Financial Bancorp. only and will not be obligations of, and will not be guaranteed by, any of our subsidiaries. The subordinated notes are not deposits and are not insured by the FDIC or any other governmental agency.

        The subordinated notes will mature on May 15, 2030 (the "Maturity Date"), unless previously redeemed or otherwise accelerated. There is no sinking fund for the subordinated notes. We intend for the subordinated notes to qualify (subject to applicable limitations) as Tier 2 capital under applicable capital regulations, guidance, and interpretations of the Board of Governors of the Federal Reserve System (the "Federal Reserve").

        Beginning with the interest payment date of May 15, 2025, and on any interest payment date thereafter, we may, at our option, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve (or, as and if applicable, the rules of any successor appropriate bank regulatory agency) ("Federal Reserve Approval"), redeem the subordinated notes, in whole or in part, at a price equal to 100% of the principal amount of the subordinated notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. The subordinated notes may not be redeemed by us prior to May 15, 2025, except that we may, at our option, subject to Federal Reserve Approval, redeem the subordinated notes in whole, but not in part, prior to maturity, including prior to May 15, 2025, upon the occurrence of a "Tax Event" or a "Tier 2 Capital Event" (as such terms are defined in the Subordinated Indenture) or if we are required to register as an investment company pursuant to the 1940 Act, in each case, at a price equal to 100% of the principal amount of the subordinated notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. Any partial redemption will be made in accordance with the applicable procedures of The Depository Trust Company (with its successors, "DTC"). See "—Redemption."

Additional Notes

        The subordinated notes will initially be limited to an aggregate principal amount of $150,000,000. We may in the future from time to time, without notice to or consent of the holders of the subordinated notes, create and issue additional subordinated notes having the same terms and conditions as the subordinated notes offered by this prospectus supplement in all respects, except for any differences in the issue date and price and interest accrued prior to the issue date of the additional subordinated notes; provided that no such additional subordinated notes may be issued unless they will be fungible for U.S. securities law purposes and (1) such additional subordinated notes are issued pursuant to a "qualified reopening" of the subordinated notes offered hereby for U.S. federal income tax purposes, or (2) such additional subordinated notes are, and the subordinated notes offered hereby were, issued without OID for U.S. federal income tax purposes; and provided, further, that the additional subordinated notes have the same CUSIP number as the subordinated notes offered hereby. The subordinated notes offered hereby and any additional subordinated notes would rank equally and ratably and would be treated as a single series for all purposes under the Subordinated Indenture. No additional subordinated notes may be issued if any event of default has occurred and is continuing with respect to the subordinated notes.

Interest

        From and including the date of original issuance to, but excluding, May 15, 2025, or the date of earlier redemption (the "fixed rate period"), the subordinated notes will bear interest at a fixed rate of 5.25% per annum, payable semi-annually in arrears on May 15 and November 15 of each year (each, a "fixed rate interest payment date"), commencing on November 15, 2020. The last fixed rate interest payment date for the fixed rate period will be May 15, 2025.

        From and including May 15, 2025, to, but excluding, the Maturity Date or the date of earlier redemption (the "floating rate period"), the subordinated notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of 509 basis points. For each quarterly interest period during the floating rate period, interest will be payable quarterly in arrears on February 15 , May 15, August 15 and November 15 of each year (each, a "floating rate interest payment date" and, together with the fixed rate interest payment dates, the "interest payment dates"), commencing on August 15, 2025. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

        For the purpose of calculating the interest on the subordinated notes for each interest period during the floating rate period when the Benchmark is Three-Month Term SOFR, "Three-Month Term SOFR" means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions. We will act as the initial calculation agent.

        The following definitions apply to the foregoing definition of Three-Month Term SOFR:

        "Benchmark" means, initially, Three-Month Term SOFR; provided that if the calculation agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement.

        "Federal Reserve Bank of New York's Website" means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

        "Reference Time" with respect to any determination of the Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Benchmark Replacement Conforming Changes.

        "Relevant Governmental Body" means the Federal Reserve and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve and/or the Federal Reserve Bank of New York or any successor thereto.

        "SOFR" means the secured overnight financing rate published by the Federal Reserve Bank of New York, as the administrator of the Benchmark (or a successor administrator), on the Federal Reserve Bank of New York's Website.

        "Term SOFR" means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

        "Term SOFR Administrator" means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).

        "Three-Month Term SOFR Conventions" means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of "interest period," timing and frequency of determining Three-Month Term SOFR with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the calculation agent decides that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the calculation agent determines is reasonably necessary).

        The terms "Benchmark Replacement," "Benchmark Replacement Conforming Changes," "Benchmark Replacement Date," "Benchmark Transition Event" and "Corresponding Tenor" and have the meanings set forth below under the heading "—Effect of Benchmark Transition Event."

        Notwithstanding the foregoing paragraphs related to the determination of interest, if the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to Three-Month Term SOFR, then the provisions set forth below under the heading "—Effect of Benchmark Transition Event," which we refer to as the "benchmark transition provisions," will thereafter apply to all determinations of the interest rate on the subordinated notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the subordinated notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement plus 509 basis points.

        Absent manifest error, the calculation agent's determination of the interest rate for an interest period for the subordinated notes will be binding and conclusive on you, the trustee and us. The calculation agent's determination of any interest rate, and its calculation of interest payments for any period, will be maintained on file at the calculation agent's principal offices, will be made available to any holder of the subordinated notes upon request and will be provided to the trustee.

        Interest on the subordinated notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months during the fixed rate period and on the basis of a 360-day year and the actual number of days elapsed during the floating rate period.

        Interest on the subordinated notes, subject to certain exceptions, will accrue during the applicable interest period. When we use the term "interest period," we mean the period from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of the subordinated notes to, but excluding, the applicable interest payment date or the Maturity Date or date of earlier redemption, if applicable. If a fixed rate interest payment date or the Maturity Date falls on a day that is not a business day, then the interest payment or the payment of principal and interest at maturity will be paid on the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the subordinated notes will not be entitled to any further interest or other payments. If a floating rate interest payment date falls on a day that is not a business day, then such floating rate interest payment date will be postponed to the next succeeding business day unless such day falls in the next succeeding calendar month, in which case such floating rate interest payment date will be accelerated to the immediately preceding business day, and, in each such case, the amounts payable on such business day will include interest accrued to, but excluding, such business day.

        Interest on each subordinated note will be payable to the person in whose name such subordinated note is registered on the fifteenth day immediately preceding the applicable interest payment date, whether or not such day is a business day. Any interest which is payable, but is not punctually paid or duly provided for, on any interest payment date shall cease to be payable to the holder on the relevant record date by virtue of having been a holder on such date, and such defaulted interest may be paid by us to the person in whose name the subordinated notes are registered at the close of business on a special record date for the payment of defaulted interest, or in any other lawful manner not inconsistent with the requirements of any securities exchange on which the subordinated notes may be listed. However, interest that is paid on the Maturity Date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent or, at our option in the event the subordinated notes are not represented by global notes, by check mailed to the address of the person specified for payment in the preceding sentences.

        If the then-current Benchmark is Three-Month Term SOFR, the calculation agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the calculation agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when any of the subordinated notes are outstanding, then the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period will be modified in accordance with the benchmark transition provisions.

        When we refer to a "business day" with respect to the subordinated notes, we mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which the trustee or banking institutions in Cincinnati, Ohio or The City of New York are authorized or required by law, regulation or executive order to close.

Ranking

        The subordinated notes are our general unsecured, subordinated obligations and are:

  •
  junior in right of payment to any of our existing and future Senior Indebtedness (as defined below);
  •
  equal in right of payment with any of our existing and future subordinated indebtedness, including our 5.125% subordinated notes due 2025;
  •
  senior to our obligations relating to any junior subordinated debt securities issued to our capital trust subsidiaries;
  •
  effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

  •
  structurally subordinated to any existing and future liabilities and obligations of our subsidiaries.

Subordination

        The subordinated notes are junior in right of payment to the prior payment in full of all our Senior Indebtedness. This means that, under certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our Senior Indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on their debt securities before the holders of the subordinated notes will be entitled to receive any amounts under the subordinated notes.

        The Subordinated Indenture does not restrict us or any of our subsidiaries in any way now or in the future from incurring any debt, whether Senior Indebtedness, secured debt or indebtedness that would be pari passu with or subordinate to the subordinated notes.

        The Subordinated Indenture provides that, unless all principal of and any premium or interest on Senior Indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated notes under the following circumstances:

  •
  in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, arrangement or other similar proceedings in connection therewith, relative to us or our property, or any proceedings for voluntary liquidation, dissolution or other winding-up of us, whether or not involving insolvency or bankruptcy;
  •
  in the event and during the continuation of any default with respect to any Senior Indebtedness permitting the holders of such Senior Indebtedness to accelerate the maturity thereof and notice of such default has been given to us and the trustee or judicial proceedings are pending in respect of such default; or
  •
  in the event that any subordinated notes have been declared due and payable before their stated maturity as a result of certain events of default set forth in the Subordinated Indenture.

        If the trustee or any holders of subordinated notes receives any payment or distribution that is prohibited under the subordination provisions, such payment or distribution shall be held in trust for and so paid and delivered to the holders of Senior Indebtedness (or their duly authorized representatives) until all Senior Indebtedness shall have been paid in full.

        Even if the subordination provisions prevent us from making any payment when due on the subordinated notes, we will be in default on our obligations under the subordinated notes if we do not make the payment when due. This means that the trustee and the holders of subordinated notes can take action against us, but they will not receive any money until the claims of the holders of Senior Indebtedness have been fully satisfied.

        The Subordinated Indenture defines "Senior Indebtedness" as:

  •
  the principal and any premium or interest for money borrowed or purchased by us, including but not limited to indebtedness evidenced by bonds, debentures, notes or similar instruments;
  •
  obligations arising from off-balance sheet guarantees and direct credit substitutes;
  •
  reimbursement obligations with respect to letters of credit, bankers' acceptances or similar facilities;
  •
  obligations issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);
  •
  capital lease obligations;
  •
  obligations associated with derivative products, including but not limited to securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and similar financial instruments;

  •
  obligations of others described in the preceding clauses that we have guaranteed or for which we are otherwise liable or that are secured by any lien on any of our property or assets; and
  •
  any of our obligations to our general creditors,

unless, in any case in the instrument creating or evidencing any such indebtedness or obligation, or pursuant to which the same is outstanding, it is provided that such indebtedness or obligation is not superior in right of payment to the subordinated notes or to other debt that is pari passu with or subordinate to the subordinated notes.

        Senior Indebtedness does not include:

  •
  trade accounts payable arising in the ordinary course of business, which will rank equally in right of payment and upon liquidation with the subordinated notes;
  •
  any debt of ours which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to us;
  •
  any debt to any employee of ours;
  •
  any other debt securities issued pursuant to the Subordinated Indenture (except if such debt securities are not, or no longer are, subject to the subordination provision of such indenture); or
  •
  any debt that expressly states that it is junior to, or ranks equally in right of payment with, the subordinated notes, including the $120 million aggregate principal amount of our 5.125% subordinated notes due August 25, 2025.

        As of March 31, 2020, the Company had $1.6 billion of Senior Indebtedness outstanding on a consolidated basis.

        We are a financial holding company and substantially all of our assets are held by our direct and indirect subsidiaries. We rely on dividends and other payments or distributions from our subsidiaries to pay the interest on our debt obligations (such as the subordinated notes offered hereby), which interest expense was $9.6 million and $8.7 million for each of the years ended December 31, 2019 and 2018, respectively (holding company only). Federal and state bank regulations impose certain restrictions on the ability of our bank subsidiaries to pay dividends directly or indirectly to us, to make any extensions of credit to us or certain of our affiliates and to invest in our stock or securities. These regulations also prevent us from borrowing from our bank subsidiaries unless the loans are secured by collateral. Accordingly, we may not have access to sufficient cash to make payments on the subordinated notes. See "Risk Factors."

        Because we are a holding company, our rights and the rights of our creditors, including holders of the subordinated notes, to participate in any distribution of assets of any of our subsidiaries upon the liquidation, reorganization, dissolution or winding up of any of our subsidiaries will be structurally subordinated to all existing and future liabilities of such subsidiary and, as such, would be subject to the prior claims of the creditors of such subsidiary (except to the extent that we are a creditor with a recognized claim). In the event of any such distribution of assets of First Financial Bank due in part to its status as an insured depository institution, the claims of its depositors and other general or subordinated creditors would be entitled to priority over claims of its shareholders, including us as its parent holding company and any creditor of ours, such as holders of the subordinated notes. As of March 31, 2020, we had $1.6 billion of Senior Indebtedness outstanding on a consolidated basis, and First Financial Bank had $10.7 billion of deposits, $1.3 billion of FHLB advances, $94.8 million of customer repurchase agreements and $121.0 million of federal funds purchased to which the subordinated notes will be structurally subordinated.

No Additional Amounts

        In the event that any payment on the subordinated notes is subject to withholding of any U.S. federal income tax or other tax or assessment (as a result of a change in law or otherwise), we will not pay additional amounts with respect to such tax or assessment. For a discussion relating to certain U.S. federal income tax consequences of the ownership and disposition of the subordinated notes, see "Certain U.S. Federal Income Tax Consequences."

Redemption

        We may, at our option, beginning with the interest payment date of May 15, 2025, but not prior thereto (except upon the occurrence of certain events specified below), and on any interest payment date thereafter, redeem the subordinated notes, in whole or in part, from time to time, subject to obtaining the Federal Reserve Approval, at a price equal to 100% of the principal amount of the subordinated notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.

        The subordinated notes may not otherwise be redeemed prior to the Maturity Date, except that we may also, at our option, redeem the subordinated notes, in whole, but not in part, subject to obtaining the Federal Reserve Approval, at a redemption price equal to 100% of the principal amount of the subordinated notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption, at any time, including before May 15, 2025, upon the occurrence of:

  •
  a "Tax Event," defined in the Subordinated Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that as a result of (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities; (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an "administrative or judicial action"); or (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, in each case, which change or amendment or challenge becomes effective or which pronouncement, or decision or challenge is announced on or after the original issue date of the subordinated notes, there is more than an insubstantial risk that interest payable by us on the subordinated notes is not, or, within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes;
  •
  "Tier 2 Capital Event," defined in the Subordinated Indenture to mean our good faith determination that, as a result of (a) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the original issue date of the subordinated notes; (b) any proposed change in those laws, rules or regulations that is announced or becomes effective after the original issue date of the subordinated notes; or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies or guidelines with respect thereto that is announced after the original issue date of the subordinated notes, there is more than an insubstantial risk that we will not be entitled to treat the subordinated notes then outstanding as "Tier 2 Capital" (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable to us, for so long as any subordinated notes are outstanding; or
  •
  the Company becoming required to register as an investment company pursuant to the 1940 Act.

        In the event of any redemption of the subordinated notes, we will deliver or cause to be delivered a notice of redemption (which notice may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied) to each holder of subordinated notes not less than 30 nor more than 60 days prior to the redemption date. We will provide written notice to the trustee prior to the close of business two Business Days prior to the redemption date (or such shorter period as may be acceptable to the trustee) if any such redemption has been rescinded or delayed, and upon receipt the trustee will provide such notice to each holder of the notes in the same manner in which the notice of redemption was given.

        Any partial redemption will be made in accordance with DTC's applicable procedures among all of the holders of the subordinated notes. If any subordinated note is to be redeemed in part only, the notice of redemption relating to such subordinated note shall state the portion of the principal amount thereof to be redeemed. A replacement subordinated note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. The subordinated notes are not subject to redemption or prepayment at the option of the holders.

Events of Default

        Under the Subordinated Indenture, an event of default permitting acceleration of the maturity of the subordinated notes will occur with respect to the subordinated notes only upon our or our principal subsidiary bank's bankruptcy, insolvency, liquidation, reorganization or similar event. The term "principal subsidiary bank" means each of (1) any bank subsidiary the consolidated assets of which constitute 40% or more of our consolidated assets and (2) any other bank subsidiary designated as a "principal subsidiary bank" by our Board of Directors; provided that if the Federal Reserve notifies us that our bank subsidiary that is a principal subsidiary bank applying the tests in clause (1) or (2) above does not qualify as a "major subsidiary depository institution" within the requirements of the Federal Reserve's capital guidelines applicable to bank holding companies, such bank subsidiary will not be a principal subsidiary bank from and after the time we receive from the Federal Reserve such a notice. Currently, First Financial Bank is our only principal subsidiary bank and therefore is a "principal subsidiary bank." If an event of default permitting acceleration of the maturity of the subordinated notes occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated notes may declare the principal amount and interest to be due and payable immediately. The foregoing provision would, in the event of the bankruptcy or insolvency involving the Company or First Financial Bank, be subject as to enforcement to the broad equity powers of a federal bankruptcy court and to the determination by that court of the nature and status of the payment claims of the holders of the subordinated notes.

        If we default in our obligation to pay any interest on the subordinated notes when due and payable and such default continues for a period of 30 days, or if we default in our obligation to pay the principal amount due upon maturity, and such default continues for a period of 30 days, then the trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of subordinated notes of the performance of any covenant or agreement in the Subordinated Indenture. The trustee and holders of the subordinated notes may not accelerate the maturity of the subordinated notes, except upon our or our principal subsidiary bank's bankruptcy, insolvency, liquidation, receivership or similar event.

        The Subordinated Indenture also provides that the holders of not less than a majority in principal amount of the subordinated notes may waive any past default with respect to the subordinated notes and its consequences, except a default consisting of:

  •
  our failure to pay the principal of or interest on the subordinated notes; or
  •
  a default relating to a covenant or provision contained in the Subordinated Indenture that cannot be modified or amended without the consent of the holders of each outstanding subordinated note.

        The Subordinated Indenture contains a provision entitling the trustee to be indemnified by the holders of any outstanding subordinated notes before proceeding to exercise any right or power under the Subordinated Indenture at the holders' request or direction. The holders of a majority in principal amount of outstanding subordinated notes of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee, with respect to the subordinated notes of that series. However, the trustee may refuse to follow any direction which is in conflict with any law or the Subordinated Indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of the subordinated notes not joining in the direction (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders).

        The Subordinated Indenture provides that no holder of the subordinated notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Subordinated Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

  •
  such holder has previously given written notice to the trustee of a continuing event of default with respect to the subordinated notes;
  •
  the holders of not less than 25% in principal amount of the outstanding subordinated notes shall have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee hereunder;
  •
  such holder or holders have offered security or indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
  •
  the trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and
  •
  no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding subordinated notes of such series.

        These limitations do not apply to a suit instituted by a holder of subordinated notes for the enforcement of payment of the principal of or interest on the subordinated notes on or after the maturity date.

Modification

        Except as set forth below, modification and amendment of the Subordinated Indenture as applicable to the subordinated notes may be made only with the consent of the holders of not less than a majority in principal amount of the subordinated notes and all other series of debt securities issued under the Subordinated Indenture and affected by such modification or amendment (voting as one class).

        No modification or amendment of the Subordinated Indenture as applicable to the subordinated notes may, without the consent of each holder affected thereby, do any of the following:

  •
  change the stated maturity or due date of the principal of or interest payable on the subordinated notes or change any place of payment where or the currency in which such principal and interest is payable;
  •
  reduce the principal amount of or the rate or amount of interest on the subordinated notes;
  •
  impair the right to institute suit for the enforcement of any payment on or with respect to the subordinated notes;
  •
  reduce the percentage of the holders of the subordinated notes necessary (1) to modify or amend the Subordinated Indenture, or (2) to waive compliance with certain provisions thereof or certain defaults and consequences thereunder;
  •
  modify any of the provisions with respect to the subordination of the subordinated notes of any series in a manner adverse to the holders or adverse to the capital treatment of the subordinated notes, except to clarify ambiguities or to meet regulatory requirements and treatment of the subordinated notes as Tier 2 capital; and
  •
  modify or affect in any manner adverse to the holders the terms and conditions of our obligation in respect of the due and punctual payment of the principal of or interest on the subordinated notes.

        We and the trustee may modify or amend the Subordinated Indenture as applicable to the subordinated notes, without the consent of any holder of the subordinated notes, for any of the following purposes:

  •
  to evidence the succession of another person to us as obligor under the Subordinated Indenture;
  •
  to evidence and provide for the acceptance or appointment of a successor trustee with respect to the subordinated notes or facilitate the administration of the trusts under the Subordinated Indenture by more than one trustee;
  •
  to add to the covenants for the benefit of the holders of the subordinated notes or to surrender any right or power conferred upon us in the Subordinated Indenture, provided that such action shall not adversely affect the interests of the holders of the subordinated notes as determined in good faith by us and evidenced by an officer's certificate;
  •
  to add or eliminate additional events of default;
  •
  to cure any ambiguity, defect or inconsistency in the Subordinated Indenture, provided that such action shall not adversely affect the interests of the holders of the subordinated notes in any material respect as determined in good faith by us and evidenced by an officer's certificate ;
  •
  to secure the subordinated notes or add obligors;
  •
  to establish the form of any securities and to provide for the issuance of any series of securities under the Subordinated Indenture and to set forth the terms thereof;
  •
  to provide for additional notes;
  •
  to provide for the issuance of subordinated notes in uncertificated form in place of certificated subordinated notes;
  •
  to qualify or maintain qualification of the Subordinated Indenture under the Trust Indenture Act; or
  •
  to comply with the rules and regulations of any securities exchange or automated quotation system on which the subordinated notes may be listed or traded.

        No modification or amendment of the Subordinated Indenture that adversely affects the superior position of any holder of senior indebtedness will be effective against any such holder of senior indebtedness unless such holder of senior indebtedness will have consented to such modification or amendment.

Merger, Consolidation or Sale of Assets

        We may consolidate with or merge into any other corporation, or convey or transfer our properties and assets substantially as an entirety to any person or entity, provided that:

  •
  the corporation formed by such consolidation or into which we are merged or the person or entity which acquires by conveyance or transfer our properties and assets substantially as an entirety is a corporation organized and existing under the laws of the United States or any state or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of and interest on all of the outstanding subordinated notes and the due and punctual performance and observance of all of the covenants and conditions to be performed by us contained in the Subordinated Indenture;
  •
  immediately after giving effect to the transaction, no event of default or default under the Subordinated Indenture, and no event which, after notice or the lapse of time or both, would become an event of default or a default, shall have occurred and be continuing; and
  •
  we and the corporation formed by such consolidation or into which we are merged or the person or entity which acquires by conveyance or transfer our properties and assets substantially as an entirety delivers to the trustee an officer's certificate and an opinion of counsel stating that the consolidation, merger, conveyance or transfer complies with the relevant provisions of the Subordinated Indenture and constitutes the legal, valid and binding obligation of us and such corporation, person or entity.

        Upon any such consolidation or merger, or conveyance or transfer, the successor corporation formed, or into which we are merged or to which such conveyance or transfer is made, shall succeed to, and be substituted for, us under the Subordinated Indenture, as supplemented.

        This covenant would not apply to any recapitalization transaction, change of control of us or a transaction in which we incur a large amount of additional debt unless the transaction or change of control included a merger or consolidation or transfer of all or substantially all of our assets. There are no covenants or other provisions in the Subordinated Indenture providing for a put option or increased interest or that would otherwise afford holders of the subordinated notes additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur or acquire a large amount of additional debt.

        Although there is a limited body of case law interpreting the phrase "substantially as an entirety" and similar phrases, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances, there may be a degree of uncertainty as to whether a particular transaction would involve the property or assets of a person "substantially as an entirety."

Satisfaction and Discharge

        The Subordinated Indenture provides that when, among other things, all subordinated notes not previously delivered to the trustee for cancellation:

  •
  have become due and payable, or
  •
  will become due and payable at their stated maturity within one year, or
  •
  are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee,

and we deposit or cause to be deposited with the trustee as trust funds in trust for such purpose money, in an amount sufficient to pay and discharge the entire indebtedness on the subordinated notes not previously delivered to the trustee for cancellation, for the principal and any premium and interest to the date of such deposit (in the case of subordinated notes which have become due and payable) or to the Maturity Date or the date of redemption, as the case may be;

then, upon our request, the Subordinated Indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the Subordinated Indenture with respect to the subordinated notes.

Defeasance

        Our obligations will be deemed to have been paid and discharged if the following applicable conditions have been satisfied:

  •
  we have irrevocably deposited in trust with the trustee money or U.S. government obligations sufficient to pay and discharge the entire indebtedness on all outstanding subordinated notes for principal and interest to the Maturity Date or the date of redemption;
  •
  we have paid or caused to be paid all other sums payable under the Subordinated Indenture with respect to the subordinated notes;
  •
  we have delivered to the trustee, an officer's certificate stating that no event of default or event which with notice or lapse of time or both would become an event of default with respect to the subordinated notes will have occurred;
  •
  we have delivered to the trustee, an officer's certificate and opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the subordinated notes have been complied with;
  •
  we have delivered to the trustee a ruling from the Internal Revenue Service or an opinion of counsel to the effect that holders of the subordinated notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

  •
  if the subordinated notes are then listed on the New York Stock Exchange, we have delivered to the trustee an opinion of counsel to the effect that the subordinated notes will not be delisted as a result of the defeasance.

        Any defeasance of the subordinated notes pursuant to the Subordinated Indenture will be subject to our obtaining the prior approval of the Federal Reserve and any additional requirements that the Federal Reserve may impose with respect to defeasance of the subordinated notes. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the issue date of the subordinated notes the Federal Reserve does not require that defeasance of instruments be subject to Federal Reserve approval in order for the instrument to be accorded Tier 2 capital treatment, then no such approval of the Federal Reserve will be required for such defeasance.

Effect of Benchmark Transition Event

        Benchmark Replacement.    If the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the subordinated notes during the floating rate period in respect of such determination on such date and all determinations on all subsequent dates.

        Benchmark Replacement Conforming Changes.    In connection with the implementation of a Benchmark Replacement, the calculation agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

        Certain Defined Terms.    As used herein:

        "Benchmark Replacement" means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (a) the calculation agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then

        "Benchmark Replacement" means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

  (1)
  Compounded SOFR;

  (2)
  the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

  (3)
  the sum of: (a) the ISDA Fallback Rate, and (b) the Benchmark Replacement Adjustment;

  (4)
  the sum of: (a) the alternate rate that has been selected by the calculation agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

        "Benchmark Replacement Adjustment" means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

  (1)
  the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

  (2)
  if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

  (3)
  the spread adjustment (which may be a positive or negative value or zero) that has been selected by the calculation agent giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

        "Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "interest period," timing and frequency of determining rates with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the calculation agent decides that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the calculation agent determines is reasonably necessary).

        "Benchmark Replacement Date" means the earliest to occur of the following events with respect to the then-current Benchmark:

  (1)
  in the case of clause (1) of the definition of "Benchmark Transition Event," the relevant Reference Time in respect of any determination;

  (2)
  in the case of clause (2) or (3) of the definition of "Benchmark Transition Event," the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

  (3)
  in the case of clause (4) of the definition of "Benchmark Transition Event," the date of the public statement or publication of information referenced therein.

        For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).

        For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

        "Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark:

  (1)
  if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

  (2)
  a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

  (3)
  a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

  (4)
  a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

        "Compounded SOFR" means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the calculation agent in accordance with:

  (1)
  the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

  (2)
  if, and to the extent that, the calculation agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the calculation agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

        For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment (if applicable) and the spread of 509 basis points per annum.

        "Corresponding Tenor" with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

        "Interpolated Benchmark" with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

        "ISDA Definitions" means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

        "ISDA Fallback Adjustment" means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

        "ISDA Fallback Rate" means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

        "Unadjusted Benchmark Replacement" means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

        The terms "Federal Reserve Bank of New York's Website," "Reference Time," "Relevant Governmental Body," "SOFR" and "Term SOFR" have the meanings set forth above under the heading "—Interest."

Determinations and Decisions

        The calculation agent is expressly authorized to make certain determinations, decisions and elections under the terms of the subordinated notes, including with respect to the use of Three-Month Term SOFR as the Benchmark for the floating rate period and under the benchmark transition provisions. Any determination, decision or election that may be made by the calculation agent under the terms of the subordinated notes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

  •
  will be conclusive and binding on the holders of the subordinated notes and the trustee absent manifest error;
  •
  if made by us as calculation agent, will be made in our sole discretion;
  •
  if made by a calculation agent other than us, will be made after consultation with us, and the calculation agent will not make any such determination, decision or election to which we reasonably object; and
  •
  notwithstanding anything to the contrary in the Subordinated Indenture, shall become effective without consent from the holders of the subordinated notes, the trustee or any other party.

Form, Denomination, Transfer, Exchange and Book-Entry Procedures

        The subordinated notes offered hereby will be issued only in fully registered form, without interest coupons, and in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

        The subordinated notes offered hereby will be evidenced by a global note which will be deposited with, or on behalf of, DTC, or any successor thereto, and registered in the name of Cede & Co., or Cede, as nominee of DTC. Except as set forth below, record ownership of the global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        The global note will not be registered in the name of any person, or exchanged for subordinated notes that are registered in the name of any person, other than DTC or its nominee, unless one of the following occurs:

  •
  DTC notifies us that it is unwilling or unable to continue acting as the depositary for the global note, or DTC has ceased to be a clearing agency registered under the Exchange Act, and in either case we fail to appoint a successor depositary; or
  •
  an event of default with respect to the subordinated notes represented by the global note has occurred and is continuing.

        In those circumstances, DTC will determine in whose names any securities issued in exchange for the global note will be registered. Any such subordinated notes in certificated form will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations. In connection with any proposed exchange of a global note for a certificated note, there shall be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

        DTC or its nominee will be considered the sole owner and holder of the global note for all purposes, and as a result:

  •
  you cannot get subordinated notes registered in your name if they are represented by the global note;
  •
  you cannot receive certificated (physical) notes in exchange for your beneficial interest in the global note;
  •
  you will not be considered to be the owner or holder of the global note or any note it represents for any purpose, including notices; and
  •
  all payments on the global note will be made to DTC or its nominee.

        The laws of some jurisdictions require that certain kinds of purchasers (for example, certain insurance companies) can only own securities in definitive (certificated) form. These laws may limit your ability to transfer your beneficial interests in the global note to these types of purchasers.

        Only institutions (such as a securities broker or dealer) that have accounts with DTC or its nominee (called "participants") and persons that may hold beneficial interests through participants (including through Euroclear Bank SA/NV or Clearstream Banking, société anonyme, as DTC participants) can own a beneficial interest in the global note. The only place where the ownership of beneficial interests in the global note will appear and the only way the transfer of those interests can be made will be on the records kept by DTC (for their participants' interests) and the records kept by those participants (for interests of persons held by participants on their behalf).

        Secondary trading in bonds and notes of corporate issuers is generally settled in clearing-house (that is, next-day) funds. In contrast, beneficial interests in a global note usually trade in DTC's same-day funds settlement system, and settle in immediately available funds. We make no representations as to the effect that settlement in immediately available funds will have on trading activity in those beneficial interests.

        We will make cash payments of interest on and principal of the global note to Cede, the nominee for DTC, as the registered owner of the global note. We will make these payments by wire transfer of immediately available funds on each payment date.

        You may exchange or transfer the subordinated notes at the corporate trust office of the trustee under the Subordinated Indenture for the series of subordinated notes or at any other office or agency maintained by us for those purposes. We will not require payment of a service charge for any transfer or exchange of the subordinated notes, but First Financial may require payment of a sum sufficient to cover any applicable tax or other governmental charge. The transferor of any note shall provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

        We have been informed that, with respect to any cash payment of interest on or principal of the global note, DTC's practice is to credit participants' accounts on the payment date with payments in amounts proportionate to their respective beneficial interests in the subordinated notes represented by the global note as shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that payment date. Payments by participants to owners of beneficial interests in subordinated notes represented by the global note held through participants will be the responsibility of those participants, as is now the case with securities held for the accounts of customers registered in "street name."

        We also understand that neither DTC nor Cede will consent or vote with respect to the subordinated notes. We have been advised that under its usual procedures, DTC will mail or send an "omnibus proxy" to us as soon as possible after the record date. The omnibus proxy assigns Cede's consenting or voting rights to those participants to whose accounts the subordinated notes are credited on the record date identified in a listing attached to the omnibus proxy.

        Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge the interest to persons or entities that do not participate in the DTC book-entry system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing its interest.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange) only at the direction of one or more participants to whose account with DTC interests in the global note are credited and only in respect of such portion of the principal amount of the subordinated notes represented by the global note as to which such participant has, or participants have, given such direction.

        DTC has also advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants.

        Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        The policies and procedures of DTC, which may change periodically, will apply to payments, transfers, exchanges and other matters relating to beneficial interests in the global note. We and the trustee have no responsibility or liability for any aspect of DTC's or any participants' records relating to beneficial interests in the global note, including for payments made on the global note, and we and the trustee are not responsible for maintaining, supervising or reviewing any of those records.

Calculation Agent

        We will appoint a calculation agent for the subordinated notes prior to the commencement of the floating rate period and will keep a record of such appointment at our principal offices, which will be available to any holder of the subordinated notes upon request. In addition, we or an affiliate of ours may assume the duties of the calculation agent. We will act as the initial calculation agent. The trustee will have no responsibility for any act or omission of the calculation agent.

The Trustee

        The trustee under the Subordinated Indenture is Wells Fargo Bank, National Association. If an event of default with respect to the subordinated notes occurs, and is not cured, the trustee will be required to use the degree of care of a prudent person in the conduct of his or her own affairs in the exercise of its powers. Subject to the provisions of the Subordinated Indenture, the trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request of any holders of the subordinated notes, unless they have offered to the trustee security or indemnity satisfactory to the trustee.

        Wells Fargo Bank, National Association, in the future, may be the trustee under other indentures pursuant to which we issue debt. Wells Fargo Bank, National Association currently serves as trustee under the indenture governing our 5.125% Subordinated Notes due 2025. Pursuant to the Trust Indenture Act of 1939, if a default occurs with respect to the securities of any series, the trustee will be required to eliminate any conflicting interest as defined in the Trust Indenture Act or resign as trustee with respect to the securities of that series within 90 days of such default, unless such default were cured, duly waived or otherwise eliminated. In the event of such resignation, we would be required to appoint a successor trustee under the Subordinated Indenture for the subordinated notes.

        From time to time, we and our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business. We also maintain banking relationships with Wells Fargo Bank, National Association and its affiliates in the ordinary course of business. These banking relationships include Wells Fargo Bank, National Association providing us with general banking services. The trustee assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

Payment and Paying Agents

        We will pay principal and interest on the subordinated notes at the corporate trust office of the trustee or at such other place that we appoint in accordance with the Subordinated Indenture.

        We will pay any interest on the subordinated notes to the registered owner of the subordinated notes at the close of business on the record date for the interest, except in the case of defaulted interest.

        Any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of and interest on any subordinated note that remains unclaimed for two years after the principal or interest has become due and payable will, at our request, be repaid to us, or (if then held by us) be discharged from such trust. After repayment to us, you are entitled to seek payment only from us as an unsecured general creditor.

Governing Law

        The Subordinated Indenture and the subordinated notes are governed by and construed in accordance with the laws of the State of New York. The Subordinated Indenture provides that we and the trustee, and each holder of a subordinated note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Subordinated Indenture or the subordinated notes, or any transaction contemplated thereby.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of the subordinated notes described in this prospectus supplement. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable U.S. Treasury Regulations promulgated thereunder, judicial authorities and administrative interpretations, in each case as of the date of this prospectus supplement, all of which are subject to change or different interpretations, possibly with retroactive effect. We cannot assure you that the U.S. Internal Revenue Service (the "IRS") will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of acquiring, owning or disposing of the subordinated notes.

        This discussion does not purport to address all U.S. federal income tax consequences that may be relevant to a holder in light of the holder's particular circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of holders subject to special treatment under the U.S. federal income tax laws, such as banks and other financial institutions, insurance companies, regulated investment companies, tax-exempt entities, dealers in securities or foreign currency, real estate investment trusts, thrifts, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships or other pass-through entities (or investors in such entities), U.S. Holders (as defined below) whose "functional currency" is not the U.S. dollar, U.S. Holders that hold subordinated notes through non-U.S. brokers or other non-U.S. intermediaries, persons required to accelerate the recognition of any item of income as a result of such income being included on an applicable financial statement, U.S. expatriates and former long-term residents of the United States or persons that hold the subordinated notes as part of a hedge, wash sale, conversion transaction, straddle or other risk reduction transaction. This discussion is limited to those holders that purchase notes for cash in this offering at their "issue price" (which is the first price at which a substantial amount of the subordinated notes is sold for cash to investors other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and that hold the subordinated notes as capital assets (generally, property held for investment). Moreover, this discussion does not address the effect of any alternative minimum tax, the Medicare tax on investment income, state, local or non-U.S. tax laws or the application of any U.S. federal taxes other than U.S. federal income taxes (such as U.S. federal estate or gift taxes).

        If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes is a holder of subordinated notes, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership considering an investment in the subordinated notes, you should consult your own tax advisor about the tax consequences of acquiring, owning and disposing of the subordinated notes.

        Investors considering the purchase of subordinated notes should consult their own tax advisors regarding the application of the U.S. federal tax laws to their particular situations and the applicability and effect of state, local or non-U.S. tax laws and tax treaties.

Tax Consequences to U.S. Holders

        You are a U.S. Holder for purposes of this discussion if you are a beneficial owner of a subordinated note and, for U.S. federal income tax purposes, you are:

  •
  an individual who is a citizen or resident of the United States;
  •
  a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
  •
  a trust, if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined under the Code) have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

Payments of Interest and Original Issue Discount

        Under applicable Treasury Regulations, a debt instrument will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the debt instrument by more than a specified de minimis amount and (ii) the debt instrument provides for stated interest, paid or compounded at least annually, at current values of a single fixed rate and one or more qualified floating rates. We expect that the subordinated notes will meet the requirements for being variable rate debt instruments. We intend to treat the subordinated notes as variable rate debt instruments for U.S. federal income tax purposes. Under this characterization, payments treated as qualified stated interest ("QSI") on the subordinated notes generally will be taxable to you as ordinary income at the time such QSI is received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes. QSI generally means stated interest that is unconditionally payable in cash at least annually at a single fixed rate, but as discussed below, special rules are applicable to variable rate debt instruments.

        The subordinated notes will be treated as issued with OID for U.S. federal income tax purposes if the issue price of the subordinated notes is less than the stated redemption price at maturity by more than a de minimis amount. The stated redemption price at maturity for the subordinated notes is the sum of (i) the principal amount of the subordinated notes and (ii) any interest on the subordinated notes that is not QSI. The issue price of debt instruments equals the first price at which a substantial amount of the debt instruments has been sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). As discussed below, solely for purposes of calculating OID, special rules apply for determining the "maturity" of a subordinated note. If the subordinated notes are issued with OID, a U.S. Holder generally must include such OID in taxable income (as ordinary income) as such OID accrues in accordance with a constant yield method based on a compounding of interest, regardless of the U.S. Holder's regular method of accounting for U.S. federal income tax purposes. Thus, a U.S. Holder generally will be required to include OID in income in advance of the receipt of the cash to which such OID is attributable.

        Under applicable Treasury Regulations, to determine the amount of QSI and OID in respect of a variable rate debt instrument, an "equivalent fixed rate debt instrument" must be constructed. The equivalent fixed rate debt instrument of a variable rate debt instrument that has an initial fixed rate followed by one or more qualified floating rates, such as a subordinated note, is constructed as follows: (i) first, the initial fixed rate is replaced with a qualified floating rate such that the fair market value of a subordinated note as of the subordinated note's issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the replacement qualified floating rate rather than the fixed rate, and (ii) second, each floating rate (including the floating rate determined under clause (i) of this paragraph) is converted into a fixed rate substitute (which, in each case, generally will be the value of each floating rate as of the issue date of the subordinated notes). When the equivalent fixed rate debt instrument has been constructed pursuant to the foregoing rules, the amount of QSI and OID, if any, are determined for the equivalent fixed rate debt instrument by applying the general OID rules to the equivalent fixed rate debt instrument, and a U.S. Holder of subordinated notes will account for such OID, if any, and QSI as if the U.S. Holder held the equivalent fixed rate debt instrument. For each accrual period, appropriate adjustments will be made to the amount of QSI or OID assumed to have been accrued or paid with respect to the equivalent fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the subordinated notes during the accrual period.

        The Treasury Regulations provide special rules for determining the yield and maturity of a debt instrument, such as the subordinated notes, that provide an issuer with the option to redeem the instrument at specified times. The Treasury Regulations generally deem an issuer to exercise a redemption option in a manner that minimizes the yield on the debt instrument for purposes of determining whether a debt instrument is issued with OID. Under the terms of the subordinated notes, if the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is less than the fixed rate substitute of the floating rate (as determined in the manner described above), the yield on the subordinated notes will be minimized if the subordinated notes are redeemed immediately before the change in the interest rate on May 15, 2025, and, therefore, the subordinated notes will be treated as maturing on such date for OID purposes. This assumption is made solely for purposes of determining whether the subordinated notes are issued with OID for U.S. federal income tax purposes and is not an indication of our intention to redeem or not to redeem the subordinated notes at any time. If, contrary to this presumption, the subordinated notes are not redeemed prior to the change in the interest rate on May 15, 2025, then, solely for OID purposes, the subordinated notes will be deemed to be reissued at their adjusted issue price on the date that they are not redeemed. This deemed reissuance should not result in taxable gain or loss to U.S. Holders.

Disposition of the Subordinated Notes.

        You generally will recognize capital gain or loss on a sale, redemption, exchange, retirement or other taxable disposition of a subordinated note equal to the difference, if any, between (i) the amount realized on such disposition (excluding amounts attributable to any accrued but unpaid stated interest, which will be taxable as ordinary income to the extent you have not previously included such amounts in income) and (ii) your adjusted tax basis in the subordinated note. The amount realized will equal the sum of any cash and the fair market value of any other property received on the disposition. Your adjusted tax basis in a subordinated note generally will equal the amount you paid for the subordinated note, increased by any OID previously included in your gross income with respect to the subordinated note (including OID accrued in the year of the sale or other disposition). Any such gain or loss will be long-term capital gain or loss if you held the subordinated note for more than one year at the time of the disposition. Long-term capital gains of non-corporate U.S. Holders generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

        Payments of stated interest which is QSI, accruals of OID and the proceeds of a disposition (including a retirement or redemption) of subordinated notes may be reported to the IRS. These information reporting requirements, however, do not apply with respect to certain exempt U.S. Holders, such as corporations.

        Backup withholding (currently at a rate of 24%) may apply to payments of the foregoing amounts, unless you provide the applicable withholding agent with your taxpayer identification number, certified under penalties of perjury, as well as certain other information, or otherwise establish an exemption from backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, if any, and may entitle you to a refund, provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

        You are a "Non-U.S. Holder" for purposes of this discussion if you are a beneficial owner of a subordinated note and you are, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.

Interest on the Subordinated Notes

        Subject to the discussion below under the headings "—Information Reporting and Backup Withholding" and "Foreign Account Tax Compliance Act," payments of interest (which, for purposes of this discussion of Non-U.S. Holders, shall include any OID) on the subordinated notes generally will be exempt from U.S. federal income and withholding tax under the "portfolio interest" exemption if you properly certify as to your non-U.S. status, as described below, and:

  •
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;
  •
  you are not a bank whose receipt of interest on the subordinated notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business;
  •
  you are not a "controlled foreign corporation" for U.S. federal income tax purposes that is related to us; and
  •
  interest on the subordinated notes is not effectively connected with your conduct of a U.S. trade or business.

        The portfolio interest exemption applies only if you appropriately certify as to your non-U.S. status. You generally can meet this certification requirement by providing a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or appropriate substitute or successor form) to the applicable withholding agent. If you hold the subordinated notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to your agent. Your agent then generally will be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries.

        If you cannot satisfy the requirements described above, payments of interest made to you will be subject to U.S. federal withholding tax, currently at a 30% rate, unless (i) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or appropriate substitute or successor form) claiming an exemption from (or a reduction of) withholding under an applicable income tax treaty or (ii) the payments of interest are effectively connected with your conduct of a trade or business in the United States and you meet the certification requirements described below (see "—Income or Gain Effectively Connected with a U.S. Trade or Business").

Disposition of the Subordinated Notes

        Subject to the discussion below under the headings "—Information Reporting and Backup Withholding" and "Foreign Account Tax Compliance Act," you generally will not be subject to U.S. federal income or withholding tax on any gain realized on a sale, redemption, exchange, retirement or other taxable disposition of a subordinated note (other than amounts attributable to accrued and unpaid interest, which will be treated as described above under "—Interest on the Subordinated Notes") unless:

  •
  the gain is effectively connected with the conduct by you of a U.S. trade or business; or
  •
  you are an individual who has been present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met.

        If you are a Non-U.S. Holder described in the first bullet point above, you generally will be subject to U.S. federal income tax as described below (see "—Income or Gain Effectively Connected with a U.S. Trade or Business"). If you are a Non-U.S. Holder described in the second bullet point above, you generally will be subject to U.S. federal income tax at a flat 30% rate (or a lower applicable income tax treaty rate) on the gain derived from the sale, redemption, exchange, retirement or other taxable disposition, which may be offset by certain U.S.-source capital losses, unless an applicable income tax treaty provides otherwise.

Income or Gain Effectively Connected with a U.S. Trade or Business

        If any interest on the subordinated notes or gain from a sale, redemption, exchange, retirement or other taxable disposition of the subordinated notes is effectively connected with a U.S. trade or business conducted by you, then you generally will be subject to U.S. federal income tax on such interest or gain on a net income basis in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise). If interest received with respect to the subordinated notes is effectively connected income, the U.S. federal withholding tax described above will not apply (assuming an appropriate certification is provided) unless an applicable income tax treaty provides otherwise. You generally can meet the certification requirements by providing a properly executed IRS Form W-8ECI (or other applicable form) to the applicable withholding agent. In addition, if you are a corporation for U.S. federal income tax purposes, that portion of your earnings and profits that is attributable to such effectively connected income or gain, subject to certain adjustments, may be subject to a "branch profits tax" at a 30% rate (or a lower applicable income tax treaty rate).

Information Reporting and Backup Withholding

        Payments to you of interest on a subordinated note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and may also be made available to the tax authorities of the country in which you are a tax resident under the provisions of an applicable income tax treaty or agreement. Backup withholding (currently at a rate of 24%) generally will not apply to payments of interest on a subordinated note to a Non-U.S. Holder if the certification described in "—Interest on the Subordinated Notes" above is provided by the Non-U.S. Holder, or the Non-U.S. Holder otherwise establishes an exemption.

        Proceeds from a disposition (including a retirement or redemption) of a subordinated note effected by the U.S. office of a U.S. or non-U.S. broker will be subject to information reporting requirements and backup withholding unless you properly certify, under penalties of perjury, as to your non-U.S. status and certain other conditions are met, or you otherwise establish an exemption. Information reporting and backup withholding generally will not apply to any proceeds from a disposition of a subordinated note effected outside the United States by a non-U.S. office of a broker, unless such broker has certain connections to the United States, in which case information reporting, but not backup withholding, will apply unless the broker has documentary evidence in its records that you are a Non-U.S. Holder and certain other conditions are met, or you otherwise establish an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, if any, and may entitle you to a refund, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

        The Foreign Account Tax Compliance Act imposes a U.S. federal withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30% on payments of interest on, and the gross proceeds from a disposition (including a retirement or redemption) of, a debt instrument paid to certain non-U.S. entities, including certain foreign financial institutions and investment funds (including, in some instances, where such an entity is acting as an intermediary), unless such non-U.S. entity complies with certain withholding and reporting requirements regarding U.S. account holders and U.S. owners of such entity's equity and debt. Pursuant to proposed U.S. Treasury Regulations (upon which taxpayers are permitted to rely until final U.S. Treasury Regulations are issued), this withholding tax generally will not apply to payments of gross disposition proceeds. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Under certain circumstances, a beneficial owner of subordinated notes may be eligible for a refund or credit of such taxes. Prospective purchasers of the subordinated notes should consult their own tax advisors regarding these withholding and reporting provisions.

        The preceding discussion of certain U.S. federal income tax consequences is for general information only and is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of the subordinated notes, including the consequences of any proposed change in applicable laws.

ERISA CONSIDERATIONS

        A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each, an "ERISA Plan"), should consider the fiduciary standards of ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment in the subordinated notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Code (together with ERISA Plans, "Plans") from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA that have not made an election under Section 410(d) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) ("Non-ERISA Arrangements") are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws ("Similar Laws").

        The acquisition and holding of the subordinated notes or any interest therein by a Plan or any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") with respect to which we or any paying agent or any of our or its respective affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the subordinated notes are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the subordinated notes, or any interest therein. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code (the "service provider exemption") may provide an exemption for the purchase and sale of the subordinated notes, provided that (i) the issuer of the subordinated notes is not a party in interest or disqualified person with respect to an investing Plan other than by reason of providing services to the Plan or a relationship to a service provider, (ii) neither the issuer of the subordinated notes nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than "adequate consideration" in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Any purchaser or holder of the subordinated notes or any interest therein will be deemed to have represented by its purchase and holding of the subordinated notes or any interest therein that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing or holding the subordinated notes or any interest therein on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase, holding and disposition of the subordinated notes, or any interest in the subordinated notes, will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a similar violation under any applicable Similar Laws.

        Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the subordinated notes or any interest therein on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the potential consequences under ERISA and Section 4975 of the Code, and, if applicable, the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the subordinated notes have exclusive responsibility for ensuring that their purchase and holding of the subordinated notes or any interest therein do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any subordinated notes to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a recommendation to make such a purchase or a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

        The foregoing discussion is merely a summary and should not be construed as legal advice or as complete in all relevant respects.

 UNDERWRITING

        We have entered into an underwriting agreement, dated April 24, 2020 (the "Underwriting Agreement"), with Keefe, Bruyette & Woods, Inc., or the underwriter, with respect to the subordinated notes. Subject to certain conditions, the underwriter has agreed to purchase the aggregate principal amount of subordinated notes set forth next to its name in the following table.

Underwriter	Principal Amount of Subordinated Notes
Keefe, Bruyette & Woods, Inc.	$150,000,000

Total	$150,000,000

        The Underwriting Agreement provides that the obligations of the underwriter to purchase the subordinated notes offered hereby are subject to certain conditions precedent and that the underwriter will purchase all of the subordinated notes if any of the subordinated notes are purchased.

        The subordinated notes sold by the underwriter to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. The underwriter may offer the subordinated notes to selected dealers at the public offering price set forth on the cover of this prospectus supplement less a concession not in excess of 1.0% of the principal amount per note. After the initial offering, the underwriter may change the offering price and the other selling terms. The offering of the subordinated notes by the underwriter is subject to receipt and acceptance and subject to the underwriter's right to reject any order in whole or in part.

Discounts, Commission and Expenses

        The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriter and the proceeds, before expenses, to us in connection with this offering (expressed as a percentage of the principal amount of the subordinated notes offered hereby).

	Per Subordinated Note	Total
Public offering price(1)	100.0%	$150,000,000
Underwriting discounts and commissions paid by us	1.0%	$ 1,500,000
Proceeds to us, before expenses	99.0%	$148,500,000

(1)
Plus accrued interest from April 30, 2020, to the date of delivery.

        We estimate that our total expenses for this offering, including our reimbursement of the underwriter for its out-of-pocket expenses incurred in connection with this offering, including legal fees and expenses, marketing, syndication and travel expenses, and excluding underwriting discounts and commissions, will be approximately $402,000. In accordance with FINRA Rule 5110, the underwriter's reimbursed expenses are deemed underwriting compensation for this offering.

Indemnification

        We have agreed to indemnify the underwriter, and persons who control the underwriter, against certain liabilities, including liabilities under the Securities Act and to contribute to payments that the underwriter may be required to make in respect of these liabilities.

No Public Trading Markets

        There is currently no public trading market for the subordinated notes. In addition, we have not applied and do not intend to apply to list the subordinated notes on any national securities exchange or to have the subordinated notes quoted on an automated dealer quotation system. The underwriter has advised us that it intends to make a market in the subordinated notes. However, the underwriter is not obligated to do so and may discontinue any market-making in the subordinated notes at any time in their sole discretion and without prior notice. Therefore, we cannot assure you that a liquid trading market for the subordinated notes will develop or continue, that you will be able to sell your subordinated notes at a particular time, or that the price that you receive when you sell will be favorable.

No Sale of Similar Securities

        We have agreed with the underwriter that for a period of 45 days from the date of the Underwriting Agreement, we and our subsidiaries will not, without the prior consent of the underwriter, offer or sell, or enter into any agreement to sell, any debt securities (excluding deposit obligations) of ours or of our subsidiaries.

Stabilization

        In connection with this offering of the subordinated notes, the underwriter may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriter. Stabilizing transactions involve bids to purchase the subordinated notes in the open market for the purpose of pegging, fixing or maintaining the price of the subordinated notes. Syndicate covering transactions involve purchases of the subordinated notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the subordinated notes to be higher than it would otherwise be in the absence of those transactions. If the underwriter engages in stabilizing or syndicate covering transactions, it may discontinue such activities at any time without notice.

        Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the subordinated notes. In addition, neither we nor any of the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

        This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriter or its affiliates.

        Other than the prospectus supplement and the accompanying prospectus in electronic format, information on such websites and any information contained in any other website maintained by any of the underwriter or its affiliates is not part of this prospectus supplement or our registration statement of which the related prospectus forms a part, has not been approved or endorsed by us or the underwriter in its capacity as underwriter and should not be relied on by investors.

Our Relationships with the Underwriter

        The underwriter and its affiliates have engaged, or may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter has received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of its business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade indebtedness and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Matters

        Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the subordinated notes offered by this prospectus supplement in any jurisdiction in which action for that purpose is required. The subordinated notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriter require that the persons into whose possession this prospectus supplement comes inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

        We expect that delivery of the subordinated notes will be made against payment therefor on or about April 30, 2020, which will be the fourth business day following the date hereof (such settlement being referred to as "T+4"). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the subordinated notes prior to the delivery of the subordinated notes hereunder will be required, by virtue of the fact that the subordinated notes initially settle in T+4, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the subordinated notes who wish to trade the subordinated notes prior to their date of delivery hereunder should consult their advisors.

Selling Restrictions

European Economic Area

        In relation to each member state of the European Economic Area (the "EEA"), each a Member State, no offer of the subordinated notes to the public has been or will be made in that Member State, except that offers of the subordinated notes to the public may be made in that Member State at any time under the following exemptions under the Prospectus Regulation:

  •
  to any legal entity which is a "qualified investor" as defined in the Prospectus Regulation;
  •
  to fewer than 150 natural or legal persons (other than qualified investors, as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or
  •
  in any other circumstances falling within Article 1(4) of the Prospectus Regulation.

provided that no such offer of subordinated notes shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

        For the purposes of the above provisions, the expression "an offer of subordinated notes to the public" in relation to any subordinated notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any subordinated notes to be offered so as to enable an investor to decide to purchase or subscribe for any subordinated notes, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

United Kingdom

        This document is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(e) of the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.

        In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is available only to Relevant Persons and will only be engaged with Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

LEGAL MATTERS

        Certain legal matters in connection with this offering, including the validity of the subordinated notes offered hereby, will be passed upon for us by Vorys, Sater, Seymour and Pease LLP, Cincinnati, Ohio. Certain other legal matters in connection with this offering will be passed upon for us by our General Counsel. Certain legal matters in connection with this offering will be passed upon for the underwriter by Squire Patton Boggs (US) LLP, Cincinnati, Ohio.

EXPERTS

        The consolidated financial statements of First Financial Bancorp. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and the effectiveness of internal control over financial reporting as of December 31, 2019, have been audited by Crowe LLP, independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K incorporated by reference herein. Such financial statements have been so incorporated in the reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

First Financial Bancorp.

Debt Securities
Common Shares
Preferred Shares
Depositary Shares
Warrants
Rights
Stock Purchase Contracts
Units

        The securities listed above may be offered and sold by us from time to time in one or more separate offerings, in amounts, at prices and on other terms to be determined at the time of an offering. We may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The specific terms and manner of offering of these securities will be provided in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

        First Financial Bancorp.'s common shares are traded on the NASDAQ Global Select Market under the symbol "FFBC."

        You should read this prospectus and any supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the section entitled "Risk Factors," on page 4 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

        Neither the Securities and Exchange Commission, nor any state securities commission or bank regulatory agency, has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        Any securities offered by this prospectus and any accompanying prospectus supplement will be our equity securities or unsecured obligations and will not be deposits or accounts or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation, The Board of Governors of the Federal Reserve System or any other governmental or regulatory agency or instrumentality.

The date of this prospectus is July 28, 2017.

i

ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement that we have filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. Under this shelf registration statement, we may, from time to time, offer any combination of the securities described in this prospectus in one or more separate offerings.

        This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer the securities. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will describe the specific terms of the securities offered and the specific manner in which we will offer the securities. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read both this prospectus and the applicable prospectus supplement, together with the information described under the headings "Where You Can Find More Information" and "Incorporation By Reference," before deciding whether to invest in any of our securities.

        You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where it is not permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

        Unless the context requires otherwise, references to "First Financial Bancorp.," "First Financial," the "Company," "we," "our," "ours" and "us" are to First Financial Bancorp. and its subsidiaries.

        Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in United States dollars.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated herein by reference may contain certain statements that are not statements of historical fact, but, rather, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements specifically identified as forward-looking statements within this prospectus. Examples of forward-looking statements include: (i) projections of income or expense, earnings per share, the payment or non-payment of dividends, capital structure and other financial items; (ii) statements of our plans and objectives or our management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements.

        The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the forward-looking statements. We desire to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

        Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including those factors and events identified (i) in "Item 1A. Risk Factors" of the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and (ii) in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of First Financial's 2016 Annual Report (included within Exhibit 13 to the Annual Report on Form 10-K).

        Forward-looking statements speak only as of the date on which they are made, and, except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified in their entirety by the foregoing cautionary statements. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the SEC. Also note that we provide cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our business in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K incorporated by reference herein and in prospectus supplements, pricing supplements and other offering materials. These are factors that, individually or in the aggregate, management believes could cause our actual results to differ materially from expected and historical results. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered hereunder. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement. A copy of the registration statement can be obtained at the address set forth below. You should read the registration statement for more information about our securities and us.

        We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding issuers, like us, who file electronically with the SEC. The address of the SEC's website is www.sec.gov.

        Our website address is www.bankatfirst.com. We make available, free of charge, on or through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are filed with or furnished to the SEC, and amendments to those reports, as soon as reasonably practicable after we electronically file such reports with, or furnish them to, the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference in this prospectus of the information contained at that website.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information in this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The following documents that we have filed with the SEC are incorporated by reference in, and considered a part of, this prospectus:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2016;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017;

  •
  our Current Reports on Form 8-K filed with the SEC on January 3, 2017, January 20, 2017, February 6, 2017, March 3, 2017, March 9, 2017, March 30, 2017, April 20, 2017, May 9, 2017, May 24, 2017, July 25, 2017, and July 27, 2017; and

  •
  the d escription of our common shares, without par value, contained in our Registration Statement on Form S-3 (File No. 333-197771) filed with the SEC on July 31, 2014, or contained in any subsequent amendment or report filed for the purpose of updating such description.

        We are also incorporating by reference in this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of any offering of securities under this prospectus and all applicable prospectus supplements.

        We will provide to each person to whom this prospectus is delivered, upon written or oral request and without charge, any of the above documents that are incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in such documents). Requests should be directed to:

First Financial Bancorp.
255 East Fifth Street
Suite 2900
Cincinnati, Ohio 45202
Telephone: (877) 322-9530
Attention: Investor Relations

        Any statement contained in this prospectus or in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in the applicable prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

FIRST FINANCIAL BANCORP.

        We are an approximately $8.7 billion bank holding company headquartered in Cincinnati, Ohio. As of June 30, 2017, First Financial, through its subsidiaries, operates primarily in Ohio, Indiana and Kentucky. These subsidiaries include a commercial bank, First Financial Bank ("First Financial Bank" or the "Bank"), with 102 banking centers and 124 ATMs as of June 30, 2017. We provide banking and financial services products to business and retail clients through four lines of business: commercial and private banking, retail banking, investment commercial real estate and commercial finance. Commercial finance provides equipment and leasehold improvement financing for franchisees in the quick service and casual dining restaurant sector and commission-based financing, primarily to insurance agents and brokers, throughout the United States. Commercial and private banking includes wealth management, which provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had $2.6 billion in assets under management as of June 30, 2017.

        Our principal executive offices are located at 255 East Fifth Street, Suite 700, Cincinnati, Ohio 45202, and our telephone number is (877) 322-9530. We maintain a website at www.bankatfirst.com where general information about us is available. The information on our website is not a part of, and is not incorporated into, this prospectus or any applicable prospectus supplement.

 RISK FACTORS

        Investing in our securities involves a high degree of risk. Before you decide to invest in our securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated herein by reference from our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, as well as the risk factors set forth under the "Risk Factors" heading in any applicable prospectus supplement. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. In addition, see "Forward-Looking Statements" above for a description of certain risks and uncertainties associated with our business. The market or trading price of our securities could decline due to any of these risks and uncertainties, and you may lose all or a part of your investment.

RATIO OF EARNINGS TO FIXED CHARGES

        Our consolidated ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Three Months Ended March 31,		Year Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges
Excluding interest on deposits	5.34	11.96	13.26	30.32	31.84	19.56	36.00
Including interest on deposits	2.30	4.60	4.93	5.77	5.94	5.00	4.76

        For the purpose of computing the ratios of earnings to fixed charges, earnings consist of consolidated income before income tax expense and fixed charges. Fixed charges exclude interest on uncertain tax positions which is classified with income tax expense in the consolidated financial statements.

USE OF PROCEEDS

        We intend to use the net proceeds from the sales of the securities that may be offered under this prospectus as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

        For purposes of this section, the terms "we," "our" and "us" refer only to First Financial and not its subsidiaries. The following description of the debt securities sets forth certain general terms that may apply to the debt securities that we may offer under this prospectus. The debt securities may be issued as senior debt securities or subordinated debt securities. Unless otherwise specified in the applicable prospectus supplement, we may issue senior debt securities under a senior indenture (the "senior indenture"), which we will enter into with a trustee to be named in the senior indenture. Prior to issuing any debt securities under such senior indenture, we will select the trustee for the senior indenture (the "senior indenture trustee") relating to the issuance of senior debt securities, qualify the senior indenture trustee under the Trust Indenture Act and execute such senior indenture. We also may issue subordinated debt securities in one or more series under the Subordinated Indenture, dated April 25, 2015 (the "subordinated indenture"), between First Financial and Wells Fargo Bank, National Association ("Wells Fargo"), and the related supplemental indenture for such subordinated debt securities. Each of the senior indenture trustee and Wells Fargo is referred to as the "indenture trustee," unless otherwise specified.

        The senior indenture and subordinated indenture are sometimes collectively referred to as the "indentures" and individually referred to as an "indenture," and the senior debt securities and the subordinated debt securities are sometimes referred to as the "debt securities." The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The form of senior indenture and the subordinated indenture are incorporated by reference in the registration statement of which this prospectus is a part.

        The following summary of the terms of the indentures is subject to, and qualified in its entirety by reference to, the indentures, which contain the full legal text of the matters described in this section, and the description of the specific terms of the debt securities in the applicable prospectus supplement. The following summary is not complete. You should read all of the provisions of the indentures, including the definitions of certain terms.

        Since we are a holding company, our right, and accordingly, the right of our creditors and shareholders, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.

Terms of the Securities

        The debt securities will not be secured by any of our assets. All of the debt securities issued under each of the indentures will rank equally and ratably with any additional debt securities issued under the same indenture. The subordinated debt securities will be subordinated as described below under the heading "Subordination."

        The indentures give us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the applicable indenture. We will describe the specific terms of a series of debt securities and the extent, if any, to which the specific terms of the debt securities modify the terms of the applicable indenture in the prospectus supplement relating to the debt securities.

        Neither the indentures nor the debt securities limit or otherwise restrict the amounts of other indebtedness that we may incur, or the amount of other securities that we may issue. The indentures do not limit the principal amount of any particular series of debt securities. Each prospectus supplement will specify the particular terms of the debt securities being offered, including the following, as may be applicable:

  •
  the title of the debt securities;

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  the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the priority of payments on the debt securities;

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  the issue price or prices (which may be expressed as a percentage of the aggregate principal amount) of the debt securities;

  •
  the date or dates, or the method of determining the dates, on which the debt securities will mature;

  •
  the interest rate or rates of the debt securities, or the method of determining those rates;

  •
  the interest payment dates, the dates on which payment of any interest will begin and the regular record dates;

  •
  if other than the entire principal amount, the portion of the principal amount of the debt securities that will be payable if the maturity date of the debt securities is accelerated;

  •
  any event of default applicable to the debt securities;

  •
  any covenants included for the benefit of the holders of the debt securities;

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  provisions, if any, restricting the declaration of dividends or requiring the maintenance of any asset ratio or the creation or maintenance of reserves;

  •
  provisions relating to modification of the terms of the debt securities or the rights of holders of the debt securities;

  •
  provisions, if any, restricting the incurrence of additional debt or the issuance of additional securities;

  •
  restrictions, if any, on transfer, sale or other assignment of the debt securities;

  •
  whether the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for such global security, or the manner in which any interest payable on a temporary or permanent global security will be paid;

  •
  any terms relating to the conversion of the debt securities into our common shares or preferred shares, including, without limitation, the time and place at which such debt securities may be converted, the conversion price and any adjustments to the conversion price and any other provisions that may be applicable;

  •
  any sinking fund or similar provisions applicable to the debt securities;

  •
  any mandatory or optional redemption, repurchase or repayment provisions applicable to the debt securities;

  •
  the denomination or denominations in which the debt securities are authorized to be issued;

  •
  with respect to the senior indenture, whether any of the debt securities will be issued in bearer form and, if so, any limitations on issuance of such bearer securities (including exchanges for registered securities of the same series);

  •
  information describing any book-entry features of the debt securities;

  •
  whether any of the debt securities will be issued as "original issue discount" securities;

  •
  the place of payment on the debt securities;

  •
  each office or agency where the debt securities may be presented for registration of transfer, exchange or conversion;

  •
  the method of determining the amount of any payments on the securities which are linked to an index or determined by a formula;

  •
  if other than United States dollars, the currency or currencies in which payments on the debt securities will be payable, and whether the holder may elect payment to be made in a different currency;

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  with respect to the senior indenture, the identity of the senior indenture trustee;

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  the nature of any material relationship between us or our affiliates and the trustee named in the indenture, the percentage of debt securities of a series necessary to require such trustee to take action, and what indemnification such trustee may require before proceeding to take action;

  •
  the identity of any registrar and/or paying agent;

  •
  any defeasance of certain obligations by us pertaining to the series of debt securities;

  •
  a discussion of any material United States federal income tax considerations applicable to the debt securities; and

  •
  any other terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any terms that may be required by us or advisable under applicable laws or regulations or in connection with the marketing of the debt securities.

        Some of our debt securities may be issued as "original issue discount" securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. The prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities or relating to certain other kinds of securities that may be offered, including securities linked to an index.

Acceleration of Maturity

        If an event of default with respect to any outstanding series of debt securities occurs and is continuing, the indenture trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount due and payable immediately by providing written notice of such acceleration to us, and, if notice is given by the holders instead of the indenture trustee, to the indenture trustee. Under the subordinated indenture, all outstanding subordinated debt securities will become immediately due and payable, only upon the following events of default:

  •
  a decree or order is entered against us in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official is appointed for us, certain of our subsidiary banks, or a substantial part of our property, or a receiver or similar official is appointed by a court or a bank regulatory authority, or a court or administrative order is entered for the winding-up or liquidation of our affairs or those of certain of our subsidiary banks, and such decree or order remains unstayed and in effect for 60 consecutive days; or

  •
  We (a) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, (b) consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us, certain of our subsidiary banks or for any substantial part of our property, (c) make any general assignment for the benefit of creditors, (d) fail generally to pay our debts as they become due or (e) take any corporate action in furtherance of any of the foregoing.

        Subject to certain conditions, the declaration of acceleration may be rescinded, and past defaults (except uncured payment defaults and certain other specified defaults) may be waived, by the holders of not less than a majority of the principal amount of debt securities of that series. You should refer to the prospectus supplement relating to each series of debt securities for the particular provisions relating to acceleration of maturity upon the occurrence and continuation of an event of default.

Registration and Transfer

        We will issue the subordinated debt securities in registered form only, without coupons.

        Each series of senior debt securities will also be issued in registered form only, without coupons, unless otherwise indicated in the applicable prospectus supplement. The senior indenture allows us to issue the securities in bearer form, or in both registered and bearer form. Any securities issued in bearer form will have interest coupons attached, unless they are issued as zero coupon securities. Securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than to offices of certain United States financial institutions located outside the United States.

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities we are offering will be issued in denominations of $1,000 or an integral multiple of $1,000. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Payment and Paying Agent

        We will pay principal, interest and any premium on fully registered debt securities in the designated currency or currency unit at the office of a designated paying agent. At our option, payment of interest on fully registered debt securities may also be made by check mailed to the persons in whose names the debt securities are registered on the days specified in the indentures or any prospectus supplement.

        With respect to senior debt securities issued in bearer form, we will pay principal, interest and any premium on such bearer senior debt securities in the designated currency or currency unit at the office of a designated paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is United States dollars and payment outside of the United States is illegal or effectively precluded. If any amount payable on a debt security or coupon remains unclaimed at the end of two years after such amount became due and payable, the paying agent will release any unclaimed amounts, and the holder of the debt security or coupon will look only to us for payment.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global certificates ("Global Securities") that will be deposited with a depositary to be identified in the applicable prospectus supplement. Global Securities may be issued in either temporary or permanent form. Global Securities representing subordinated debt securities must be issued in registered form only, whereas Global Securities representing senior debt securities may be issued in registered or bearer form. Global Securities in bearer form will be deposited with a depositary outside the United

States. Unless and until it is exchanged in whole or in part for individual certificates evidencing senior debt securities in definitive form represented thereby, a bearer Global Security may not be transferred except as a whole by the depositary to a nominee of that depositary or by a nominee of that depositary to a depositary or another nominee of that depositary.

        The specific terms of the depositary arrangements for each series of debt securities will be described in the applicable prospectus supplement.

Modification and Waiver

  Modification with Consent of the Holders

        Each indenture provides that modifications and amendments may be made by us and the indenture trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of each holder affected:

  •
  change the stated maturity date of the debt security;

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  reduce the principal amount, any rate of interest, or any additional amounts in respect of any debt security;

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  with respect to senior debt securities, reduce the amount of any premium payable upon the redemption of any senior debt security;

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  change the time or place of payment, currency or currencies in which any debt security or any premium or interest thereon is payable;

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  impair the holders' rights to institute suit for the enforcement of any payment on or after the maturity or stated maturity date, as applicable, of any debt security or, in the case of redemption or repayment, as applicable, on or after the redemption date or repayment date;

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  reduce the percentage in principal amount of the outstanding debt securities required to consent to any modification, amendment or waiver under the indenture;

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  modify, except under limited circumstances, any provision of the applicable indenture relating to modification and amendment of the indenture, waiver of compliance with conditions and defaults thereunder or the right of a majority of holders to take action under the applicable indenture;

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  adversely affect any rights of conversion;

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  in the case of the subordinated indenture, alter the provisions regarding subordination of the subordinated debt securities, in any way that would be adverse to the holders of those securities; or

  •
  reduce the principal amount of original issue discount debt securities which could be declared due and payable upon an acceleration of their maturity.

        In addition to the above, no modification or amendment to the subordinated indenture or the rights of holders of subordinated debt securities may, without the consent of each holder of such subordinated debt securities affected:

  •
  change the maturity date of the principal of the subordinated debt security;

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  change the computation of the principal amount of the subordinated debt security on any date;

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  modify, except under limited circumstances, the right of a holder of subordinated debt securities to receive payments of the principal, premium, interest or any additional amounts due with respect to such subordinated debt securities on the maturity or stated maturity date (or the redemption date, in the case of redemption) and to institute suit for the enforcement of any payment thereof;

  •
  modify any provisions of the subordinated indenture with respect to the subordination of any security in a manner adverse to the capital treatment of the subordinated debt securities, except to clarify ambiguities or to meet certain regulatory requirements; or

  •
  modify or affect in any manner adverse to the holders of subordinated debt securities the terms and conditions of our obligation to punctually pay the principal of or premium or interest on the subordinated debt securities when due.

  Waiver of Compliance or Default

        The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us and the indenture trustee with certain provisions of the indentures. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture with respect to that series, except a default in the payment of the principal, or any premium, interest, or additional amounts payable on a debt security of that series or in respect of a covenant or provision which under the terms of the applicable indenture cannot be modified or amended, without the consent of each affected holder.

  Modification of Senior Debt Securities without Consent

        With the senior indenture trustee, we may modify and amend any senior indenture without the consent of any holder of senior debt securities for any of the following purposes:

  •
  to name a successor entity to us;

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  to add to our covenants for the benefit of the holders of all or any series of senior debt securities;

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  to add to the events of default;

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  to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of senior debt securities, as set forth in the applicable indenture;

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  to establish the form or terms of senior debt securities of any series and any related coupons;

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  to provide for the acceptance of appointment by a successor senior indenture trustee;

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  to make provision for the conversion rights of the holders of the senior debt securities in certain events;

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  to cure any ambiguity, defect or inconsistency in the applicable indenture, provided that such action is not inconsistent with the provisions of that indenture and does not adversely affect the interests of the applicable holders; or

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  to modify, eliminate or add to the provisions of any indenture to conform our or the senior indenture trustee's obligations under the applicable indenture to the Trust Indenture Act.

  Modification of Subordinated Debt Securities without Consent

        Together with Wells Fargo, we may modify and amend any subordinated indenture without the consent of any holder of subordinated debt securities for any of the following purposes:

  •
  to name a successor entity to us;

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  to provide for the acceptance of an additional successor trustee with respect to one or more series of subordinated debt securities;

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  to add to our covenants and agreements for the benefit of the holders of all or any series of subordinated debt securities or to surrender any right or power conferred on us by the subordinated indenture, provided that such action shall not adversely affect the interests of the holders of outstanding subordinated securities;

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  to add or eliminate the events of default;

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  to cure any ambiguity, defect or inconsistency in the subordinated indenture, or make any other provisions with respect to matters or questions arising under the subordinated indenture, provided such other provisions do not adversely affect the interests of the holders of outstanding subordinated debt securities in any material respect;

  •
  to secure the subordinated debt securities or add obligors;

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  to establish any form or terms, or to provide for the issuance, of any series of subordinated debt securities;

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  to provide for the issuance of subordinated debt securities in uncertificated form to replace certificated subordinated debt securities of any series;

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  to qualify or maintain qualification of the subordinated indenture under the Trust Indenture Act; or

  •
  to comply with the rules and regulations of any securities exchange or automated quotation system on which any of the subordinated debt securities may be listed or traded.

Calculation of Outstanding Debt Securities

        To calculate whether the holders of a sufficient principal amount of the outstanding securities have given any request, demand, authorization, direction, notice, consent or waiver under any indenture:

  •
  in the case of original issue discount securities, the principal amount that may be included in the calculation is the amount of principal that would be declared to be due and payable upon a declaration of acceleration according to the terms of that original issue discount security as of the date of the calculation; and

  •
  any debt securities owned by us, or owned by any other obligor of the debt securities or any affiliate of ours or of any other obligor, should be disregarded and deemed not to be outstanding for purposes of the calculation.

Additional Provisions

        Other than the duty to act with the required standard of care during an event of default, the indenture trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of the debt securities, unless the holders have offered the indenture trustee reasonable indemnification. Each indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may, in certain circumstances, direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or other power conferred on the indenture trustee.

        No holder of a debt security of any series will have the right to institute any proceeding for any remedy under the applicable indenture, unless:

  •
  the holder has provided the indenture trustee with written notice of a continuing event of default regarding the holder's series of debt securities;

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of a series have made a written request to the indenture trustee, and offered indemnity or security, as applicable, satisfactory to the indenture trustee, to institute a proceeding for remedy;

  •
  the indenture trustee has failed to institute the proceeding within 60 days after its receipt of such notice, request and offer of indemnity or security, as applicable; and

  •
  the indenture trustee has not received any direction during such 60-day period inconsistent with such request from the holders of a majority in principal amount of the outstanding debt securities of that series.

        However, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal, any premium, any interest or any additional amounts in respect of such debt security on or after the date expressed in such debt security and to institute suit for the enforcement of any such payment.

        We are required to file annually with the indenture trustee a certificate of no default, or specifying any default that exists.

Conversion Rights for Senior Debt Securities

        We will set forth in the applicable prospectus supplement the terms on which senior debt securities of any series may be convertible. The subordinated indenture does not provide for conversion of the subordinated debt securities.

Events of Default

        The following will be events of default under the senior indenture with respect to the senior debt securities of a series:

  •
  failure to pay any interest or any additional amounts on any senior debt security of that series when due, and continuance of such default for 30 days;

  •
  failure to pay principal of, or any premium on, any senior debt security of that series when due;

  •
  failure to deposit any sinking fund payment for a senior debt security of that series when due;

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  failure to perform any of our other covenants or warranties in the senior indenture or senior debt securities (other than a covenant or warranty included in that indenture solely for the benefit of a different series of senior debt securities), which has continued for 90 days after written notice as provided in the senior indenture;

  •
  acceleration of indebtedness in a principal amount in excess of $25,000,000 for money borrowed by us, and the acceleration is not annulled, or the indebtedness is not discharged, within a specified period after written notice is given according to the senior indenture;

  •
  certain events in bankruptcy, insolvency or reorganization of us or the Bank; and

  •
  any other event of default regarding that series of senior debt securities.

        The following will be events of default under the subordinated indenture with respect to the subordinated debt securities of a series unless such event is inapplicable to a particular series or is deleted or modified with respect to such series in the applicable resolution of our Board of Directors or supplemental indenture under which such series is issued:

  •
  failure to pay any interest on or any additional amounts payable with respect of any subordinated debt security of that series when due, and continuance of such default for 30 days;

  •
  failure to pay the principal of, or any premium on, any subordinated debt security of that series when due upon maturity or upon redemption, and continuance of such default for 30 days;

  •
  failure to deposit any sinking fund payment for a subordinated debt security of that series when due;

  •
  failure to perform or breach of our covenants or warranties in the subordinated indenture or the subordinated debt securities (except with respect to those covenants and warranties specifically addressed in the subordinated indenture or expressly included solely for the benefit of a series of subordinated debt securities other than such series) and continuance of such failure or breach for

    90 days after notice to us of such failure or breach by Wells Fargo or the holders of at least 25% in principal amount of the outstanding debt securities of that series;

  •
  certain events in bankruptcy, insolvency or reorganization of us or the Bank; and

  •
  any other event of default regarding that series of subordinated debt securities.

        In the event of a default in the payment of interest or principal, the holders of senior indebtedness will be entitled to be paid in full before any payment can be made to holders of subordinated debt securities. However, a holder of a subordinated debt security (or Wells Fargo or any identified trustee under the applicable subordinated indenture on behalf of all of the holders of the affected series) may, subject to certain limitations and conditions, seek to enforce overdue payments of interest or principal on the subordinated debt securities.

Subordination

        The senior debt securities will be unsecured and will rank equally among themselves and with all of our unsubordinated debt or other unsecured debt, if any.

        The subordinated debt securities will be unsecured and will be subordinate and junior in right of payment, to the extent and in the manner set forth below, to the prior payment in full of all of the Company's senior indebtedness, as more fully described in the applicable prospectus supplement.

        If any of the following circumstances has occurred, payment in full of all principal, premium, if any, and interest must be made or provided for with respect to all outstanding senior indebtedness before we can make any payment or distribution of principal, premium, if any, or interest on the subordinated debt securities:

  •
  any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding relating to us or to our property has been commenced;

  •
  any voluntary liquidation, dissolution or other winding up relating to us has been commenced, whether or not such event involves our insolvency or bankruptcy;

  •
  any of our subordinated debt securities of any series is declared or otherwise becomes due and payable before its maturity date upon the occurrence of a specified event of default in the subordinated indenture, provided that such declaration has not been rescinded or annulled as provided in the subordinated indenture; or

  •
  any default with respect to senior indebtedness which permits its holders to accelerate the maturity of the senior indebtedness has occurred and is continuing, and either (a) notice of such default has been given to us and to the indenture trustee and judicial proceedings are commenced in respect of such default within 180 days after notice in the case of a default in the payment of principal or interest, or within 90 days after notice in the case of any other default, or (b) any judicial proceeding is pending with respect to any such default.

 DESCRIPTION OF CAPITAL STOCK

        For purposes of this section, the terms "we," "our" and "us" refer only to First Financial and not its subsidiaries. The following summary describes the material features of our capital stock. This summary is subject to, and qualified in its entirety by reference to, our Amended and Restated Articles of Incorporation, as amended ("Articles"), and our Amended and Restated Regulations, as amended ("Regulations"), each of which is filed as an exhibit to the registration statement of which this prospectus is a part. You should refer to, and read this summary together with, our Articles and Regulations to review all of the terms of our capital stock.

Authorized Capital Stock

        Our authorized capital stock consists of 160,000,000 common shares, without par value ("common shares") and 10,000,000 preferred shares, with or without par value as determined by the Board ("preferred shares"). As of July 24, 2017, 68,730,731 of our common shares were issued, 62,142,112 of our common shares were outstanding, 6,588,619 of our common shares were held by us in treasury, and none of our preferred shares were issued or outstanding.

Common Shares

        Holders of our common shares are entitled to:

  •
  cast one vote for each common share held of record on all matters submitted to a vote of shareholders;

  •
  receive dividends when, as and if declared by our board of directors from funds legally available therefor, subject to the rights of holders of preferred shares, if any; and

  •
  share ratably in our net assets legally available to our shareholders in the event of our liquidation, dissolution or winding up, after provision for the distribution of any preferential amounts to the holders of preferred shares, if any.

        Holders of our common shares have no preemptive, subscription, preference, redemption, conversion, exchange or cumulative voting rights. The rights, preferences and privileges of the holders of our common shares are subject to, and may be adversely affected by, the rights, preferences and privileges of holders of any preferred shares that we may designate and issue in the future.

        Subject to compliance with applicable federal and state securities laws, our common shares may be transferred without any restrictions or limitations. The transfer agent and registrar for our common shares is Registrar and Transfer Company.

        Our common shares are listed on the NASDAQ Global Select Market under the symbol "FFBC". Our outstanding common shares are, and any common shares that we issue under this prospectus and any applicable prospectus supplement will be, when issued, fully paid and nonassessable.

Preferred Shares

        Our Articles authorize the Board to issue, without any further vote or action by our shareholders, subject to certain limitations prescribed by law and the rules and regulations of any stock exchange on which our securities may be listed, up to an aggregate of 10,000,000 preferred shares in one or more series.

        Subject to the limitations described in the next paragraph, the Board is also authorized to determine and fix the powers, designations, preferences and relative, participating, optional, conversion and other special rights of each series of preferred shares issued from time to time, and the qualifications, limitations and restrictions thereof, including the designation and authorized number of each series, dividend rights, voting rights, conversion rights, redemption and exchange rights, sinking fund requirements and liquidation rights. The Board may increase or decrease the number of shares of any series of preferred shares before or after the issue of that series, but not below the number of shares of such series then outstanding. If the number of preferred shares of any series is so decreased, the shares constituting such decrease will resume the status of authorized but unissued shares. Under Ohio law, the authority of a board to establish the par value of preferred shares is not settled even if such authority is provided in the corporation's articles. Consequently, our preferred shares will be issued without par value unless the Board determines to issue preferred shares with par value after having been advised by counsel that it has the authority to do so.

        The Articles provide that the voting rights of each preferred share are limited to no more than one vote per share when voting as a class with the common shares, and the preferred shares will not vote as a separate class or series except as required by Ohio law. The Board has represented that it will not issue, without prior shareholder approval, any series of preferred shares for any defensive or anti-takeover purpose, for the purpose of implementing a shareholder rights plan, or with features specifically intended to make any attempted acquisition of the Company more difficult or costly.

        The Board will fix the powers, designations, preferences and relative, participating, optional, conversion and other special rights of each series of preferred shares that we offer under this prospectus and any applicable prospectus supplement, and the qualifications, limitations and restrictions of such series, in a certificate of amendment to our Articles relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or incorporate by reference therein from another report that we file with the SEC, the form of any certificate of amendment to our Articles that describes the terms of the series of preferred shares that we are offering before the issuance of the related series of preferred shares. We will also describe in the applicable prospectus supplement the terms of the series of preferred shares being offered.

        The Board may authorize the issuance of preferred shares with voting, conversion or other rights that could adversely affect the voting power or other rights of the holders of our common shares. The issuance of preferred shares could have the effect of decreasing the market price of our common shares, restricting our ability to repurchase outstanding common shares, decreasing the amount of earnings and assets available for distribution to holders of our common shares and creating restrictions upon the payment and amount of dividends and other distributions to holders of our common shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of us without further action by our shareholders. When we issue preferred shares under this prospectus and the applicable prospectus supplement, such preferred shares will be fully paid and nonassessable.

        As described below under "Description of Depositary Shares," we may, at our option, with respect to any series of preferred shares, elect to offer fractional interests in preferred shares, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred shares. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred shares.

        The transfer agent for any series of preferred shares that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Anti-Takeover Effects of Certain Provisions of our Articles of Incorporation and Ohio Law

        Our Articles contain certain provisions that make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our Board. We believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with our Board. The following provisions of our Articles and Ohio law might have the effect of delaying, deterring or preventing a change in control of us and would operate only with respect to an extraordinary corporate transaction, such as a merger, reorganization, tender offer, sale or transfer of assets or liquidation involving the Company and certain persons described below.

        The Ohio General Corporation Law provides that the approval of two-thirds of the voting power of a corporation is required to effect mergers and similar transactions, to adopt amendments to the articles of incorporation of a corporation and to take certain other significant actions. Although under Ohio law the articles of incorporation of a corporation may permit such actions to be taken by a vote that is less than two-thirds (but not less than a majority), our Articles do not contain such a provision. The two-thirds voting requirement tends to make approval of such matters, including further amendments to the Articles, relatively difficult, and a vote of the holders of in excess of one-third of our outstanding common shares would be sufficient to prevent implementation of any of the corporate actions mentioned above.

        Ohio Revised Code Section 1701.831 is a "control share acquisition" statute. The control share acquisition statute basically provides that any person acquiring shares of an "issuing public corporation" (which definition we meet) in any of the following three ownership ranges must seek and obtain shareholder approval of the acquisition transaction that first puts such ownership within each such range: (i) more than 20% but less than 331/3%; (ii) 331/3% but not more than 50%; and (iii) more than 50%.

        The purpose of the control share acquisition statute is to give shareholders of Ohio corporations a reasonable opportunity to express their views on a proposed shift in control, thereby reducing the coercion inherent in an unfriendly takeover. The provisions of the control share acquisition statute grant to our shareholders the assurance that they will have adequate time to evaluate the proposal of the acquiring person, that they will be permitted to vote on the issue of authorizing the acquiring person's purchase in the same manner and with the same proxy information that would be available to them if a proposed merger of the Company were before them and, most importantly, that the interests of all shareholders will be taken into account in connection with such vote and the probability will be increased that they will be treated equally regarding the price to be offered for their common shares if the purchase is approved.

        The control share acquisition statute applies not only to traditional offers but also to open market purchases, privately negotiated transactions and original issuances by an Ohio corporation, whether friendly or unfriendly. The procedural requirements of the control share acquisition statute could render approval of any control share acquisition difficult because it must be authorized at a special meeting of shareholders, at which a quorum is present, by the affirmative vote of the majority of the voting power represented and by a majority of the portion of such voting power, excluding interested shares. Any corporate defense against persons seeking to acquire control may have the effect of discouraging or preventing offers which some shareholders might find financially attractive. On the other hand, the need on the part of the acquiring person to convince our shareholders of the value and validity of the offer may cause such offer to be more financially attractive in order to gain shareholder approval.

        Ohio Revised Code Chapter 1704 is a "merger moratorium" statute. The merger moratorium statute provides that, unless a corporation's articles of incorporation or regulations otherwise provide, an "issuing public corporation" (which definition we meet) may not engage in a "Chapter 1704 transaction" for three years following the date on which a person acquires more than 10% of the voting power in the election of directors of the issuing corporation, unless the Chapter 1704 transaction is approved by the corporation's board of directors prior to such transaction. A person who acquires such voting power is an "interested shareholder," and "Chapter 1704 transactions" involve a broad range of transactions, including mergers, consolidations, combinations, liquidations, recapitalizations and other transactions between an issuing public corporation and an interested shareholder if such transactions involve 5% of the assets or shares of the issuing public corporation or 10% of its earning power. After the initial three year moratorium, Chapter 1704 prohibits such transactions absent approval by disinterested shareholders or the transaction meeting certain statutorily defined fair price provisions. One significant effect of Chapter 1704 is to encourage a person to negotiate with a corporation's board of directors prior to becoming an interested shareholder.

        Ohio also has enacted Ohio Revised Code Section 1707.043, which provides that a person who announces a control bid must disgorge profits realized by that person upon the sale of any equity securities within 18 months of the announcement.

        In addition, Section 1701.59 of the Ohio Revised Code provides that, in determining what a director reasonably believes to be in the best interests of the corporation, such director may consider, in addition to the interests of the corporation's shareholders, any of the interests of the corporation's employees, suppliers, creditors and customers, the economy of the State of Ohio and the United States, community and societal considerations and the long-term as well as the short-term interests in the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.

        The overall effect of these statutes may be to render more difficult or discourage the removal of incumbent management or the assumption of effective control by other persons.

DESCRIPTION OF DEPOSITARY SHARES

        For purposes of this section, the terms "we," "our" and "us" refer only to First Financial and not to its subsidiaries. The following description of the depositary shares representing our preferred shares sets forth certain general terms that may apply to the depositary shares that we may offer under this prospectus. The specific terms of the depositary shares and the related deposit agreement and depositary receipts will be described in the applicable prospectus supplement relating to those depositary shares. We will file forms of the applicable deposit agreement and the depositary receipts as exhibits to the registration statement of which this prospectus is a part or as exhibits to one or more reports that we file with the SEC that are incorporated by reference therein. The specific terms of the depositary shares and the related deposit agreement and depositary receipts as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

General

        We may, at our option, elect to offer fractional preferred shares, rather than full preferred shares. If we exercise this option, we will issue depositary receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred shares, as specified in the applicable prospectus supplement. We will deposit with a depositary (the "preferred stock depositary") preferred shares of each series represented by depositary shares and enter into a deposit agreement with the preferred stock depositary and holders from time to time of the depositary receipts issued by the preferred stock depositary which evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the holder's fractional interest in the preferred shares, to all the rights and preferences of the series of the preferred shares represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights). The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be issued to those persons purchasing the fractional preferred shares in accordance with the terms of the deposit agreement as described in the applicable prospectus supplement.

Dividends and Other Distributions

        The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares underlying the depositary shares to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders. The relevant record date for depositary shares will be the same date as the record date for the preferred shares.

        In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders. If the preferred stock depositary determines that it is not feasible to make such distribution, the preferred stock depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

        If we offer to the holders of a series of preferred shares represented by the depositary shares any rights, preferences or privileges to subscribe for or purchase any securities, or any other rights, preferences or privileges, the preferred stock depositary will make such rights, preferences or privileges available to the record holders of depositary shares either by the issue of warrants representing such rights, preferences or privileges or by such other method as approved by the preferred stock depositary and us. If the preferred stock depositary determines that such action is not lawful or feasible or if it is instructed by a holder that such holder does not want to exercise such rights, preferences or privileges, it may (with our approval in any case when the preferred stock depositary has determined that it is not feasible to make such rights, preferences or privileges available) sell such rights, preferences or privileges and distribute the net proceeds from such sale to the holders of depositary shares entitled to such proceeds.

Withdrawal

        Preferred shares represented by depositary shares may be withdrawn from the depositary arrangement upon surrender of depositary receipts at the principal office of the preferred stock depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement. Subject to the terms of the deposit agreement, the holder of depositary receipts will receive the appropriate number of preferred shares and any money or property represented by such depositary shares. Only whole preferred shares may be withdrawn; if a holder holds an amount of depositary shares in excess of whole preferred shares, the preferred stock depositary will deliver along with the withdrawn preferred shares a new depositary receipt evidencing the excess number of depositary shares. Except as described in the deposit agreement, holders of withdrawn preferred shares will not be entitled to redeposit such preferred shares or to receive depositary shares for such preferred shares.

Redemption

        If we redeem preferred shares held by the preferred stock depositary, the preferred stock depositary will concurrently redeem the number of depositary shares representing the preferred shares so redeemed (provided that we have paid the applicable redemption price for the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends to the date fixed for redemption). The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred shares multiplied by the fraction of a preferred share represented by one depositary share. If fewer than all the outstanding depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata (as nearly as may be practicable without creating fractional depositary shares) or as otherwise determined by us.

        After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting

        Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder's depositary shares. The preferred stock depositary will vote the amount of preferred shares represented by the depositary shares in accordance with the holder's instructions, and we will agree to take all reasonable action necessary to enable the preferred stock depositary to vote such shares. The preferred stock depositary will abstain from voting the amount of preferred shares represented by the depositary shares for which it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares.

Liquidation Preference

        If we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of depositary receipts will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares, as set forth in the applicable prospectus supplement.

Adjustments

        Upon any change in par value or liquidation preference, split-up, combination or any other reclassification of the series of preferred shares represented by the depositary shares, or upon any recapitalization, reorganization, merger or consolidation affecting us or to which we are a party, the preferred stock depositary may in its discretion, with our approval (not to be unreasonably withheld) and instructions, and in such manner as the preferred stock depositary may deem equitable, treat any securities which are received by the preferred stock depositary in exchange for or upon conversion or in respect of such preferred shares as new deposited securities received in exchange for or upon conversion or in respect of such preferred shares and may make such adjustments in the fraction of an interest represented by one depositary share in one such preferred share as may be necessary to fully reflect the effects of such change. With our approval, the preferred stock depositary may execute and deliver additional depositary receipts, or may call for the surrender of all outstanding depositary receipts to be exchanged for new depositary receipts specifically describing such new deposited securities.

Amendment

        We may amend the form of depositary receipt and any provision of the deposit agreement at any time by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless the holders of at least two-thirds of the depositary shares evidenced by the depositary receipts then outstanding approve the amendment. No amendment will impair the right, subject to the exceptions set forth in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented by the depositary receipt, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the receipt, to consent and agree to the amendment and to be bound by the deposit agreement as amended.

Termination

        We may terminate the deposit agreement upon not less than 30 days' prior written notice to the preferred stock depositary if a majority of each series of preferred shares affected by the termination consents to the termination. Upon termination, the preferred stock depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole and/or fractional preferred shares represented by the depositary shares evidenced by the depositary receipts together with any other property held by the preferred stock depositary with respect to the depositary receipt.

        In addition, the deposit agreement will automatically terminate if:

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  all outstanding depositary shares have been redeemed;

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  there has been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of depositary receipts evidencing the depositary shares representing the preferred shares; or

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  each related preferred share has been converted into our common shares or other securities which are not represented by depositary shares.

Charges of Preferred Stock Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and charges of the preferred stock depositary in connection with the initial deposit of the preferred shares, the initial issuance of the depositary shares, any redemption of the preferred shares and all withdrawals of preferred shares by owners of depositary shares. All other transfer, income and other taxes and governmental charges will be at the expense of the holders of depositary receipts. Holders of depositary receipts will also pay such other charges and expenses (i) as are expressly provided in the deposit agreement to be for their accounts and (ii) for any duties requested by the holders to be performed which are outside of those expressly provided for in the deposit agreement. If those charges, expenses and taxes have not been paid by the holders of depositary receipts, the preferred stock depositary may refuse to transfer depositary shares or withdraw any preferred shares, withhold dividends and distributions and sell the preferred shares or other property represented by the depositary shares evidenced by the depositary receipts.

Resignation and Removal of Preferred Stock Depositary

        The preferred stock depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the preferred stock depositary. Any such resignation or removal will take effect upon our appointment of a successor preferred stock depositary and its acceptance of such appointment. We must appoint a successor preferred stock depositary within 60 days after delivery of the notice of resignation or removal, and any preferred stock depositary must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

        The preferred stock depositary will forward to holders of depositary receipts any notice, reports and other communications that are delivered to the depositary and that we are required to furnish to the holders of the preferred shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred shares.

Limitation of Liability

        We will not be liable, nor will the preferred stock depositary be liable, if we or the preferred stock depositary are prevented from or delayed, by law or any circumstances beyond our control, in performing our respective obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performing our duties in good faith and without negligence (only in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct. We will not be obligated, nor will the preferred stock depositary be obligated, to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented by depositary shares unless satisfactory indemnity is furnished. We may rely, and the preferred stock depositary may rely, on written advice of counsel or accountants, or information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents reasonably believed to be genuine and signed or presented by a proper party.

DESCRIPTION OF WARRANTS

        For purposes of this section, the terms "we," "our" and "us" refer only to First Financial and not to its subsidiaries. The following description of the warrants sets forth general terms that may apply to the warrants that we may offer under this prospectus. The specific terms of any series of warrants and the related warrant agreement (including the form of the warrant certificate) will be described in the applicable prospectus supplement relating to those warrants. We will file the form of the applicable warrant agreement (including the form of the warrant certificate) as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to one or more reports that we file with the SEC that are incorporated by reference therein. The specific terms of any series of warrants and the related warrant agreement (including the form of the warrant certificate) as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

        We may issue warrants in one or more series to purchase debt securities, common shares, preferred shares, depositary shares or units of two or more of those securities. We may issue warrants independently or together with any other securities we offer pursuant to a prospectus supplement, and the warrants may be attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the terms of any warrants being offered and the applicable warrant agreement (including the form of the warrant certificate), including the following, as may be applicable: the title of the warrants; the total number of warrants to be issued and currently outstanding, if any; the consideration for which we will issue the warrants, including the applicable currency or currencies; anti-dilution provisions to adjust the number of our common shares or other securities to be delivered upon exercise of the warrants; the designation, number or amount and terms of the underlying securities issuable upon exercise of the warrants; the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants, and any provisions for changes to or adjustments in the price; the dates on which the right to exercise the warrants will commence and expire; the procedures and conditions relating to the exercise of the warrants; whether the warrants will be in registered or bearer form; information with respect to book-entry registration and transfer procedures, if any; the minimum or maximum amount of warrants which may be exercised at any one time; the designation and terms of the related securities with which the warrants are issued and the number of warrants issued with each such security; the date, if any, on and after which the warrants and securities issued with the warrants will be separately transferable; a discussion of material United States federal income tax considerations; the identity of the warrant agent; and any other terms of the warrants, including terms, procedures, conditions and limitations relating to the exchange, transfer, redemption and exercise of the warrants.

        Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise, or to enforce covenants in the applicable indenture. Prior to the exercise of their warrants, holders of warrants exercisable for our common shares, preferred shares or depositary shares will not have any rights of holders of common shares, preferred shares or depositary shares purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.

Exercise of Warrants

        A warrant will entitle the holder to purchase the securities at the exercise price set forth in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date, and in accordance with the procedures, set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value.

        Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants. Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent's corporate trust office or any other office indicated in the applicable prospectus supplement.

Enforceability of Rights; Governing Law

        The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce, their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of Ohio.

DESCRIPTION OF RIGHTS

        For purpose of this section, the terms "we," "our" and "us" refer only to First Financial and not to its subsidiaries. The following description of the rights sets forth certain general terms that may apply to the rights that we may offer under this prospectus. The specific terms of any rights and the related rights agreement (including the form of rights certificate) will be described in the applicable prospectus supplement relating to those rights. We will file the form of the applicable rights agreement (including the form of rights certificate) as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to one or more reports that we file with the SEC that are incorporated by reference therein. The specific terms of any rights and the related rights agreement (including the form of rights certificate) as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

        We may issue rights to purchase debt securities, common shares, preferred shares or depositary shares that we may offer to our securityholders. The rights may be issued independently or together with any other securities we offer, and may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons may be required to purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates representing the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

        The applicable prospectus supplement will describe the terms of any rights being offered and the applicable rights agreement (including the form of the rights certificate), including the following, as may be applicable: the date of determining the securityholders entitled to participate in the rights offering; the consideration for which we will issue the rights; the total number of rights to be issued; the designation, number or amount and terms of the underlying securities issuable upon exercise of the rights; the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of rights, and any provisions for changes to or adjustments in the price; the dates on which the holder's ability to exercise the rights will commence and expire; the procedures and conditions relating to the exercise of the rights; the extent to which the rights will be transferable; the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; the material terms of any standby underwriting or purchase agreement entered into by us in connection with the rights offering; a discussion of material United States federal income tax considerations applicable to the exercise of the rights; the identity of the rights agent; and any other terms of the rights, including terms, procedures, conditions and limitations relating to the distribution, exchange and exercise of the rights.

Exercise Price

        Each right will entitle its holder to purchase the underlying securities at the exercise price set forth in the applicable prospectus supplement. Our Board will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation: our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase securities that remain unsold in the rights offering; and general conditions in the securities markets, especially for securities of financial institutions. The subscription price may or may not reflect the actual or long-term fair value of the securities offered in the rights offering. We provide no assurances as to the market values or liquidity of any rights issued, or as to whether or not the market prices of the securities subject to the rights will be more or less than the rights' exercise price during the term of the rights or after the rights expire.

Exercising Rights

        The manner of exercising rights will be set forth in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Expiration of Rights

        The applicable prospectus supplement will set forth the expiration date and time for exercising rights. If holders of rights do not exercise their rights prior to such time, their rights will expire and will no longer be exercisable and will become void and have no value. We will extend the expiration date as required by applicable law and may, in our sole discretion, extend the expiration date. If we elect to extend the expiration date, we will issue a press release announcing such extension prior to the scheduled expiration date.

Fees and Expenses

        We will pay all fees charged by the rights agent in connection with the distribution and exercise of rights. Rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of rights that are transferable. Neither we nor the rights agent will pay such expenses.

Withdrawal and Termination

        We may withdraw the rights offering at any time prior to the Expiration Date for any reason. We may terminate the rights offering, in whole or in part, at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our Board would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

        For purpose of this section, the terms "we," "our" and "us" refer only to First Financial and not to its subsidiaries. The following description of stock purchase contracts sets forth certain general terms that may apply to the stock purchase contracts that we may offer under this prospectus. The specific terms of any stock purchase contracts will be described in the applicable prospectus supplement relating to the stock purchase contracts. We will file forms of the relevant documents as exhibits to the registration statement of which this prospectus is a part or as exhibits to one or more reports that we file with the SEC that are incorporated by reference therein. The specific terms of any stock purchase contracts as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus. We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of common shares, preferred shares or depositary shares at a future date or dates. The price per common share, preferred share or depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.

DESCRIPTION OF UNITS

        For purpose of this section, the terms "we," "our" and "us" refer only to First Financial and not to its subsidiaries. We may issue units consisting of one or more debt securities, common shares, preferred shares, depositary shares, warrants, rights, stock purchase contracts or any combination of such securities. The applicable prospectus supplement will describe the terms of any units being offered and the applicable unit agreement (including the form of unit), including the following, as may be applicable: the terms of the units and of the debt securities, common shares, preferred shares, depositary shares, warrants, rights, stock purchase contracts or any combination of such securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately; a discussion of material United States federal income tax considerations applicable to the units; and the provisions for the payment, settlement, transfer or exchange or the units.

PLAN OF DISTRIBUTION

        We may sell the securities offered under this prospectus from time to time:

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  to or through underwriters;

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  to or through dealers;

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  through agents;

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  directly to purchasers;

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  in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

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  through a dividend, distribution, rights offering, forward contracts or similar arrangements;

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  through a combination of any of these methods of sale; or

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  through any other methods described in the applicable prospectus supplement.

        The securities we distribute by any of these methods may be sold, in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to prevailing market prices; or

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  at negotiated prices.

        Each time we offer securities under this prospectus, the applicable prospectus supplement will describe the specific plan of distribution and the terms of the offering of the securities, including:

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  the name or names of any underwriters, dealers or agents;

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  the purchase price of the securities and the proceeds we will receive from the sale;

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  any over-allotment options under which underwriters may purchase additional securities from us;

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  any discounts, concessions, commissions, agency fees and other items constituting underwriters', dealers' or agents' compensation;

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  any initial public offering price;

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  any delayed delivery arrangements;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange on which the securities may be listed.

        We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with the underwriters at the time of sale, and we will name the underwriters in the applicable prospectus supplement. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. The underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. The underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        In connection with sales to underwriters, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

        From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be underwriters within the meaning of the Securities Act, may then resell those securities to the public. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

        We may solicit offers to purchase securities directly from the public from time to time. In this case, no underwriters or agents would be involved. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. Such agents may be deemed to be underwriters within the meaning of the Securities Act. The applicable prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any compensation we may pay the agents in connection with that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such direct sales will be described in the applicable prospectus supplement.

        We may make direct sales of the securities through subscription rights distributed to our existing securityholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. The terms of any such sales or arrangements will be described in the applicable prospectus supplement.

        We may authorize underwriters, dealers and agents to solicit from certain types of institutional investors offers to purchase securities under delayed delivery contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers' obligations, and will include any required information about commissions we may pay for soliciting these contracts.

        We may authorize one or more "remarketing firms" to sell securities pursuant to a remarketing arrangement upon the purchase of the securities. Remarketing firms will act as principals for their own accounts or as agents for us, and will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities, or otherwise. The applicable prospectus supplement will identify any remarketing firm and describe the terms of its compensation and agreements, if any, with us. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act with respect to the securities they remarket.

        Unless the applicable prospectus supplement states otherwise, the securities offered under this prospectus (other than our common shares) will be a new issue of securities with no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

        Any underwriters that we use in the sale of offered securities may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions involve bids to purchase the underlying securities in the open market for the purpose of pegging, fixing or maintaining the price of the securities.

Syndicate covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution has been completed, in order to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover short positions. These activities may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

        Any underwriters, dealers or agents participating in the distribution of the offered securities may be deemed to be underwriters under the Securities Act, and any compensation and profits received by such persons upon sale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such persons make with respect to these liabilities. Our underwriters, dealers and agents, or their affiliates, may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered under this prospectus will be passed upon for us by Vorys, Sater, Seymour and Pease LLP, Cincinnati, Ohio. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriter or agents by their own legal counsel.

EXPERTS

        The consolidated financial statements of First Financial as of December 31, 2016, and for the year then ended incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of Crowe Horwath LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of First Financial as of December 31, 2015 and 2014 and for the years then ended incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2016 were audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon and are so incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$150,000,000

5.25% Fixed-to-Floating Rate Subordinated Notes due 2030

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Keefe, Bruyette & Woods
                        A Stifel Company

The date of this prospectus supplement is April 24, 2020.